Exhibit 99.1
EXECUTION VERSION
NEW ISSUE BOND PROGRAM AGREEMENT
(For December Settlement)
by and among
UNITED STATES DEPARTMENT OF THE TREASURY,
FEDERAL NATIONAL MORTGAGE ASSOCIATION
and
FEDERAL HOME LOAN MORTGAGE CORPORATION
Dated as of December 9, 2009

Schedules:

Schedule A	GSE Fees
Schedule B	Form of Certification from GSE Special Closing Counsel
Schedule C	Uniform Loss Sharing Attachment
Schedule D	Description of Program Bonds

i

     This NEW ISSUE BOND PROGRAM AGREEMENT (this “Agreement”), dated December 9, 2009, is among the United States Department of the Treasury (“Treasury”), the Federal National Mortgage Association, a United States Government-sponsored enterprise (“Fannie Mae”), and the Federal Home Loan Mortgage Corporation, a United States Government-sponsored enterprise (“Freddie Mac”) (Fannie Mae and Freddie Mac are herein referred to as the “GSEs” and, each a “GSE”).
WITNESSETH:
     WHEREAS, the disruptions in housing markets, housing finance and capital markets over the past several years have constricted the general availability of credit to many different credit markets, particularly those related to housing;
     WHEREAS, the United States Congress, in enacting the Housing and Economic Recovery Act of 2008, the Emergency and Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislation provided Treasury and other agencies of government with the authority, funding, and direction to undertake credit support programs, with many of these programs directed specifically at supporting housing markets and housing finance;
     WHEREAS, state and local housing finance agencies (“HFAs”) have a core mission of providing (i) affordable mortgage financing for low and moderate income households, especially first-time homebuyers, and (ii) financing for affordable multifamily rental properties;
     WHEREAS, the National Council of State Housing Finance Agencies and the National Association of Local Housing Finance Agencies requested assistance from Treasury to meet their funding needs to continue support of their affordable housing mission during this period of disruption in housing finance and that request has been supported by market developments;
     WHEREAS, Treasury, the Federal Housing Finance Agency, Fannie Mae and Freddie Mac entered into a Memorandum of Understanding, dated October 19, 2009 (the “MOU”), that sets forth the mutual understandings and intentions of such parties with respect to the establishment of a program pursuant to which (i) the HFAs will issue single-family and multifamily Program Bonds (as defined in this Agreement), (ii) the GSEs will securitize such Program Bonds and issue GSE Securities (as defined in this Agreement) evidencing beneficial ownership of such Program Bonds and (iii) Treasury will purchase the GSE Securities (the “New Issue Bond Program”); and
     WHEREAS, Treasury and the GSEs are entering into this Agreement in order to implement the New Issue Bond Program.
     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS.
     Terms used in this Agreement, including the schedules to this Agreement, are used as defined below.
     “Acquisition Period” means the period commencing on October 19, 2009 through and including December 31, 2009.
     “Administration Agreement” means the Administration Agreement dated as of December 1, 2009 among the GSEs and the Administrator.
     “Administrator” means U.S. Bank National Association, in its capacity as custodian, collection agent, paying agent and administrator under the Administration Agreement.
     “Agreement” has the meaning given to such term in the introductory section of this Agreement.
     “Business Day” means any day that is not (a) a Saturday, a Sunday, or any other day on which Fannie Mae, Freddie Mac or the Administrator is not open for business, (b) a day on which banking institutions in New York are permitted or required by law or executive order to be closed or (c) a day on which Treasury or the Federal Reserve Bank of New York is closed.
     “Closing Agent” means U.S. Bank National Association, in its capacity as escrow and closing agent under the Settlement Agreement.
     “Crossover Date” means the first date on which Program Losses equal or exceed 25/35ths of the First Loss Limit (as such amount may be adjusted in writing by the GSEs and Treasury with notice to the Administrator).
     “Custodial Receipt” means any of the custodial receipts relating to Program Bonds executed and delivered by the Administrator to the GSEs pursuant to the Administration Agreement.
     “Decision Control” means, with respect to a Program Bond represented by a Custodial Receipt relating to a GSE Security, any right available to a holder of that Program Bond to (i) instruct the related HFA trustee to take or refrain from taking an action or decision including, without limitation, any proposed amendment, restatement, waiver, forbearance of, or supplement to, the bond indenture or resolution under which the Program Bond was issued or (ii) decide upon a course of action in response to an Event of Default.
     “DTC” means The Depository Trust Company or its successor in interest.

     “Event of Default” means an “event of default” as such term is defined in the bond indenture for the related Program Bonds.
     “Fannie Mae” has the meaning given to such term in the introductory section of this Agreement.
     “First Loss Limit” has the meaning given to such term in Section 1 of Schedule C of this Agreement.
     “Freddie Mac” has the meaning given to such term in the introductory section of this Agreement.
     “GSE” and “GSEs” have the meanings given to such terms in the introductory section of this Agreement.
     “GSE Fees” mean, with respect to each GSE, the sum of (a) the Initial Securitization Fee owed to such GSE and (b) the other fees and expenses due to such GSE on the related Settlement Date (which includes any legal fees and expenses of outside counsel to the GSEs) with respect to all of the GSE Securities being issued to the related HFA on the related Settlement Date pursuant to the related Placement Agreement and Settlement Agreement.
     “GSE PPM” means as to each GSE Security, the document prepared by each GSE and provided to Treasury describing certain information about the GSE Securities and the related Program Bonds and including a schedule of information concerning the Program Bonds substantially in the form of Schedule B to the related Placement Agreement; provided that each GSE may deliver a single GSE PPM for each Settlement Date with a related GSE PPM Schedule.
     “GSE PPM Schedule” means for each GSE and each Settlement Date, a schedule or schedules that consolidates the information from Schedule B of each Placement Agreement concerning the Program Bonds together with information about the related GSE Securities.
     “GSE Securities” means the securities issued by each GSE, each of which evidences an undivided 50% beneficial ownership interest in the related Program Bonds.
     “GSE Special Closing Counsel” means the counsel set forth on Schedule A to the related Placement Agreement.
     “GSE Trust” means a trust established by a GSE which holds such GSE’s Custodial Receipts.
“HFA” has the meaning given to such term in the recitals of this Agreement.
     “HFA Initiative” has the meaning given to such term in the Settlement Agreement.

     “HFA Trustee” means the bond indenture trustee of the related Program Bonds as set forth on Schedule B-1 or B-2, as applicable, of the related Placement Agreement.
     “Initial Securitization Fee” means the Initial Securitization Fee payable by each HFA to each GSE, which amount is set forth on Schedule A to the related Placement Agreement.
     “Market Bonds” has the meaning given to such term in the related Placement Agreement.
“MOU” has the meaning given to such term in the recitals of this Agreement.
     “Multifamily Credit Enhanced Bonds” means project-based multifamily bonds eligible for purchase pursuant to the Multifamily Credit Enhancement Program.
     “Multifamily Credit Enhancement Program” means any purchases by Treasury of new tax-exempt and certain taxable project-based multifamily bonds issued by HFAs that are credit enhanced by the GSEs pursuant to Multifamily Credit Enhanced Bonds purchase agreements entered into by such parties prior to the end of the Acquisition Period.
     “New Issue Bond Program” has the meaning given to such term in the recitals of this Agreement.
     “Official Statement” has the meaning given to such term in the related Placement Agreement.
     “Partial Guarantee” has the meaning given to such term in Section 3.4 of this Agreement.
     “Participation Agreement” means each Participation Agreement entered into prior to the end of the Acquisition Period by and between Treasury and the GSEs whereby the rights, duties and obligations of Treasury and the GSEs with respect to the Temporary Credit and Liquidity Facility Program (including the terms of the Partial Guarantee) are set forth.
     “Placement Agreement” means each Placement Agreement entered into as of the date hereof between the GSEs and a participating HFA.
     “Program Bond Guarantee Fee” means the amount payable to each GSE out of interest payments on the Program Bonds, which shall be equal to the amount set forth on Schedule A of this Agreement.
     “Program Bonds” means those certain single-family or multifamily mortgage revenue bonds issued by the HFAs and identified in Schedule B to the Placement Agreements.

     “Program Losses” has the meaning given to such term in Section 1 of Schedule C of this Agreement.
     “Settlement” means the consummation of the issuance and exchange of the related Program Bonds for the related GSE Securities, the purchase of the GSE Securities by Treasury, the payment of the net purchase proceeds to the bond indenture trustee of the Program Bonds, the payment of the related GSE Fees to the GSEs and the other transactions contemplated by the related Placement Agreements and Settlement Agreements.
     “Settlement Agreement” means each Settlement Agreement entered into as of the date hereof among each participating HFA, the GSEs, Treasury and the Closing Agent with respect to the related Settlement.
“Settlement Date” means December 23, 2009.
     “Supplemental Indenture” has the meaning given to such term in the related Placement Agreement.
     “Temporary Credit and Liquidity Facility” or “TCLF” means any Temporary Credit and Liquidity Facility by the GSEs for the benefit of a participating HFA entered into prior to the end of the Acquisition Period under the Temporary Credit and Liquidity Facility Program.
     “Temporary Credit and Liquidity Facility Program” means the program under which Treasury may purchase participation interests in TCLFs issued by the GSEs in support of existing VRDOs originally issued to finance single family and/or certain multifamily mortgage loans.
     “Transaction Loss” has the meaning given to such term in Section 1 of Schedule C of this Agreement.
     “Treasury” has the meaning given to such term in the introductory section of this Agreement.
     “Treasury’s Agent” has the meaning given to such term in Section 7.7 of this Agreement.
     “VRDO” means a variable rate demand obligation bond issued by an HFA.
ARTICLE 2
ROLE OF THE GSES.
     2.1. The GSEs and Treasury acknowledge and agree that:
          (a) The GSEs have not acted as an intermediary between the HFAs and Treasury, have not made any introductions between those parties and are not expected to (and will not) perform the traditional functions of a securities dealer with respect to the New Issue Bond Program.
          (b) The New Issue Bond Program and any transactions executed pursuant to such program are not related to the GSEs’ ordinary activities in tax-exempt or taxable securities.
          (c) The GSEs are not registered as dealers in tax-exempt or taxable securities. The parties further acknowledge that the GSEs will not provide price quotes to Treasury or otherwise act in a manner with respect to Treasury that would constitute a dealer-customer relationship.
          (d) Any amounts paid to the GSEs under the New Issue Bond Program are intended to compensate them for (i) certain credit risks that they will bear and (ii) certain administrative services that they will provide.
ARTICLE 3
THE NEW ISSUE BOND PROGRAM.
     3.1. The New Issue Bond Program. The GSEs and Treasury shall initiate, administer and carry out the New Issue Bond Program in accordance with this Agreement.
     3.2. Program Bonds and Custodial Receipts. Each participating HFA shall deliver Program Bonds to the GSEs in exchange for the GSE Securities in accordance with the related Placement Agreement. In accordance with the Administration Agreement and the related Settlement Agreement, (a) Program Bonds will be transferred to a trust account established by the Administrator and (b) upon receipt of the Program Bonds, the Administrator shall deliver to each GSE a Custodial Receipt evidencing an undivided 50% beneficial ownership interest in the related Program Bonds.
     3.3. GSE Securities. In accordance with the related Placement Agreement, Settlement Agreement and the Administration Agreement, upon receipt of the Custodial Receipts each GSE shall issue the related GSE Securities in accordance with Section 3.3(a) below and deliver (or cause to be delivered), on behalf of the participating HFA, the related GSE Securities to Treasury by crediting Treasury’s Agent’s account at DTC; provided, that each GSE may issue and deliver (i) one GSE Security to Treasury with respect to all of the single-family Program Bonds and (ii) one GSE Security to Treasury with respect to all of the multifamily Program Bonds. Each GSE will issue its GSE Securities on the Settlement Date. Treasury shall purchase all of the GSE Securities issued by the GSEs pursuant to each Placement Agreement and Settlement Agreement. Purchases by Treasury of GSE Securities must occur on or before December 31, 2009.
          (a) GSE Trusts. Each GSE will arrange for the deposit of Custodial Receipts into its GSE Trust and for the securitization of such Custodial Receipts under appropriate policies and procedures established by that GSE for purposes of the New Issue Bond Program. The structure and terms of any GSE Trust may vary from those adopted by the other GSE in order to conform to its transactional and operational policies, procedures and practices. Such structure and terms also may vary from time to time with respect to GSE Trusts established by the same GSE to the extent that such GSE may deem circumstances so warrant.
          (b) Ownership Vests with Treasury. Treasury (or Treasury’s Agent) will acquire legal and beneficial ownership of GSE Securities upon delivery thereof in accordance with the related Placement Agreement and Settlement Agreement.
          (c) Allocation of Principal and Interest; Available Funds Only. All principal and interest received on Program Bonds represented by Custodial Receipts related to a GSE Security, less administrative and other fees and expenses to which the related GSE and the Administrator are entitled, will be allocated to that GSE Security without preference or priority. All GSE Securities will be structured, and all distributions will be made, solely on an available-funds basis.
          (d) Distribution Dates. The GSE Trusts will distribute funds available from payments received from the underlying Program Bonds (less administrative fees and other fees and expenses to which the GSEs and the Administrator are entitled) on the 25th calendar day of each month or, if not a Business Day, the next succeeding Business Day. Subject to the Program Bond payment dates represented in a GSE Security, distributions may not necessarily be payable every calendar month.
     3.4. Partial Guarantee; No Other Guarantee.
          (a) Each GSE will provide a partial guarantee (the “Partial Guarantee”) to its GSE Trusts as a means of documenting its loss sharing obligations to the GSE Trusts regarding the related GSE Securities as provided in Article 5 and Schedule C of this Agreement.
          (b) The GSE Securities, together with interest thereon, will not be guaranteed by the United States and will not constitute a debt or obligation of the United States or any agency or instrumentality thereof other than the related GSE Trust and other than with respect to the Partial Guarantee which shall be an obligation of the related GSE.
     3.5. GSE Fees.
          (a) Each GSE will be entitled to a Program Bond Guarantee Fee to compensate the GSE for (i) its Loss Sharing obligations pursuant to Article 5, (ii) management of the New Issue Bond Program and (iii) certain third-party expenses incurred in connection with the New Issue Bond Program. The Program Bond Guarantee Fee and the other fees chargeable by the GSEs under the New Issue Bond Program are set forth in Schedule A of this Agreement.
          (b) In the event the interest payments received on a series of Program Bonds at any time is less than the Program Bond Guarantee Fee with respect to such series of Program Bonds, the GSE shall be entitled to charge such shortfall against interest payments received on any other Program Bonds and to recoveries of any interest payments on any such Program Bonds.
          (c) Each GSE shall be entitled to an Initial Securitization Fee on the Settlement of each GSE Security as set forth in Schedule A of this Agreement.
ARTICLE 4
SETTLEMENT.
     4.1. Settlement. The parties hereby acknowledge that Settlement with respect to each issue of GSE Securities will occur in accordance with and subject to the terms of the related Settlement Agreement.
     4.2. Delivery of GSE Security Information. On or prior to December 17, 2009, each GSE shall deliver to Treasury the GSE PPM, and the related GSE PPM Schedule, with respect to the GSE Securities.
     4.3. Delivery of Permanent Rate Information.
          (a) On December 9, 2009, Treasury shall deliver (or cause to be delivered), to the related HFA, the related HFA Trustee, the GSEs and the related GSE Special Closing Counsel, the final interest rate confirmation (as approved by Treasury) of State Street Global Advisors with respect to any Permanent Rate Program Bonds, which confirmation shall set forth the Permanent Rate on such Permanent Rate Program Bonds and the principal balance at issue date of such Permanent Rate Program Bonds and the Conversion Program Bonds. For purposes of this Section 4.3, “Permanent Rate”, “Permanent Rate Program Bonds” and “Conversion Program Bonds” have the respective meanings given to such terms in the related Supplemental Indenture.
          (b) With respect to any portion of the Conversion Program Bonds converting to a Permanent Rate during 2010, Treasury shall cause Treasury’s Agent to deliver on the Permanent Rate Calculation Date to the related HFA, the related HFA Trustee, the GSEs and the related GSE Special Closing Counsel, the final interest rate confirmation (as approved by Treasury) of State Street Global Advisors with respect to such Conversion Program Bonds, which confirmation shall set forth the Permanent Rate on the Conversion Program Bonds and the principal balance of such Conversion Program Bonds at such Permanent Rate Calculation Date. For purposes of this Section 4.3, “Permanent Rate Calculation Date” has the meaning given to such term in the related Supplemental Indenture
     4.4. Program Bond Eligibility Requirements and Closing Counsel Certification. The eligibility requirements for Program Bonds under the New Issue Bond Program are set forth on Schedule D to this Agreement. As contemplated by each Settlement Agreement, a Closing Counsel Certification with respect to the satisfaction of the applicable eligibility requirements for the related Program Bonds, the form of which is attached as Schedule B to this Agreement, will be delivered to each GSE. The parties to this Agreement hereby acknowledge and agree that the Closing Counsel Certification shall be conclusive evidence as to the eligibility of the related Program Bonds under the New Issue Bond Program. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge that each such party shall have the right to enforce the representations and warranties of each HFA with respect to the eligibility of the related Program Bonds pursuant to the related Placement Agreement.
     4.5. Obligations of the Parties. The respective obligations under this Agreement and under each Settlement Agreement of each GSE to Treasury with respect to each related issue of GSE Securities are expressly conditioned upon (i) the timely performance by Treasury of its obligations under this Agreement and under such Settlement Agreement with respect to such issue in accordance with this Agreement and the Settlement Agreement, respectively, and (ii) the timely performance by the related HFA of its obligations under the related Placement Agreement and Settlement Agreement in accordance with such Placement Agreement and Settlement Agreement, respectively. Treasury’s obligations to each GSE under this Agreement and under each Settlement Agreement with respect to each related issue of GSE Securities are expressly conditioned upon (a) the timely performance by such GSE of its obligations under this Agreement and such Settlement Agreement with respect to such issue in accordance with this Agreement and the Settlement Agreement, respectively, and (b) the timely performance by the HFA of its obligations under such Placement Agreement and Settlement Agreement in accordance with such Placement Agreement and Settlement Agreement, respectively.
ARTICLE 5
LOSS SHARING.
     Treasury and the GSEs shall share Program Losses, if any, realized on the principal of the Program Bonds represented by the Custodial Receipts related to the GSE Securities issued under the New Issue Bond Program in accordance with and only to the extent set forth in Schedule C of this Agreement. Any losses incurred with respect to accrued but unpaid interest on any such Program Bonds are not subject to sharing with the GSEs and will be borne entirely by Treasury.
ARTICLE 6
REPORTING.
     The parties hereby acknowledge that Treasury is entitled to certain reporting and information rights pursuant to, and as set forth in, the Administration Agreement and the Placement Agreements.
ARTICLE 7
ROLE OF TREASURY’S AGENTS.
     7.1. The parties hereby acknowledge and agree that JP Morgan Chase Bank, N.A. is acting as Treasury’s agent (“Treasury’s Agent”) in connection with the HFA

Initiative, including without limitation, reviewing and confirming documents and information, receiving and remitting funds, and performing such functions as may be described in the Administration Agreement, the Placement Agreements and the Settlement Agreements. Treasury hereby acknowledges and agrees that (a) Treasury’s Agent is authorized to so act for and on behalf of Treasury and to provide notices, direction, certificates and other communications in respect thereof, (b) the GSEs, the Administrator and their respective agents and representatives shall be entitled to rely in good faith on any such notice, direction, certificate or other communication provided by Treasury’s Agent in respect thereof, and (c) the GSEs, the Administrator and their respective agents and representatives shall not be bound to make any investigation into the facts or matters stated in any such notice, direction, certificate or other communication.
     7.2. The parties hereby acknowledge and agree that, with respect to the HFA Initiative, State Street Global Advisors will be providing certain interest rate confirmations as contemplated by Section 4.3 of this Agreement and specifying the applicable Permanent Rate Calculation Date under the related Supplemental Indentures for and on behalf of Treasury. Treasury hereby acknowledges and agrees that (a) State Street Global Advisors is authorized to so act for and on behalf of Treasury and to provide notices, direction, certificates and other communications in respect thereof, (b) the GSEs, the Administrator and their respective agents and representatives shall be entitled to rely in good faith on any such notice, direction, certificate or other communication, and (c) the GSEs, the Administrator and their respective agents and representatives shall not be bound to make any investigation into the facts or matters stated in any such notice, direction, certificate or other communication.
ARTICLE 8
DECISION CONTROL.
     With respect to any Program Bond represented by a Custodial Receipt related to a GSE Security, Treasury shall be entitled to exercise Decision Control so long as the Crossover Date has not occurred, and the GSEs shall be entitled to exercise such Decision Control on and after the Crossover Date. The identity of the party having Decision Control shall not affect the obligations of Treasury under this Agreement. Treasury agrees to consult with the relevant GSE, and each GSE agrees to make recommendations to Treasury, with respect to the issues for which Decision Control by Treasury is to be exercised. Conversely, each GSE agrees to consult with Treasury, and Treasury agrees to make recommendations to such GSE, with respect to the issues for which Decision Control by such GSE is to be exercised. Notwithstanding the foregoing, the party having Decision Control shall have the unilateral right to exercise Decision Control.

ARTICLE 9
GSE SECURITIES NOT TO TRADE.
     Treasury agrees that it will not trade, sell, exchange, securitize, donate or give to any third party or pledge, hypothecate or otherwise transfer any interests in or to any of the GSE Securities acquired by it from time to time pursuant to or as contemplated by this Agreement. Excluded from this limitation is the use by Treasury of custodians or nominees (including Treasury’s Agent) to hold any GSE Security on behalf of Treasury.
ARTICLE 10
DISSOLUTION OF GSE SECURITIES.
     At the written request of Treasury, each GSE shall promptly (i) cause its GSE Trust to dissolve any series of GSE Securities or withdraw a Program Bond or Program Bonds from the related securitization and GSE Trust, and (ii) cause the Administrator to cancel and destroy, or appropriately annotate or replace the schedule of, the related Custodial Receipt(s) and deliver the underlying series of Program Bonds to Treasury’s designee in connection with the sale of such underlying Program Bonds; provided that with respect to any series of GSE Securities, Treasury shall make such request of both GSEs at the same time and provided further that any additional details related to the process for any such dissolution or withdrawal and any related fees to be paid to the GSEs shall be agreed to by the parties at the time of Treasury’s written request.
ARTICLE 11
CERTAIN MATTERS.
     11.1. With respect to each Settlement and as of such Settlement Date, Treasury shall be deemed to have acknowledged and agreed to the following provisions:
          (a) Subject to receipt thereof in accordance with this Agreement or the related Settlement Agreement, Treasury hereby acknowledges and agrees that it or Treasury’s Agent has been furnished with each related GSE PPM and Official Statement, and such other documents with respect to the related GSE Securities, the corresponding Program Bonds and the underlying loans provided to it or Treasury’s Agent under such related Settlement Agreement, and has been given the opportunity to (a) ask questions of, and receive answers from, the related GSE concerning the terms and conditions of the purchase of the related GSE Securities, and (b) obtain any additional information necessary to evaluate the merits and risks of purchasing the GSE Securities.
          (b) In considering the purchase of the related GSE Securities, Treasury has evaluated for itself the risks and merits of such purchase including the risks set forth under the caption “Risk Factors” (or similar caption), if any, in the related GSE PPM and Official Statement, and has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the related GSE, or any director, officer, employee or agent of such GSE, other than as expressly set forth in the related GSE PPM and the Closing Counsel Certification.
          (c) Neither GSE has made, nor was required to make, on behalf of Treasury or any other party, any inquiry or investigation into the facts or matters stated in any resolution, certificate, official statement, private placement memorandum, prospectus, supplement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document with respect to any Program Bond, and, other than with respect to the Closing Counsel Certification, any inquiry or investigation into any facts or matters it may have conducted shall be exclusively for the benefit of such GSE.
     11.2. Each of the parties to this Agreement agrees that it will in good faith cooperate and consult with the other parties to this Agreement in respect of, and share any findings that such party documents in a writing in accordance with its normal internal policies and procedures as to, an actual or potential Transaction Loss. However, in no event shall any party to this Agreement be obligated to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, official statement, private placement memorandum, prospectus, supplement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document with respect to any Program Bond for the benefit of any of the other parties to this Agreement.
ARTICLE 12
INTERPRETATION.
     Each of the parties acknowledges that it and its in-house and/or outside counsel have participated in the drafting and revision of this Agreement. Accordingly, the parties agree that any rule of construction which disfavors the drafting party shall not apply to the interpretation of this Agreement.
ARTICLE 13
GOVERNING LAW.
     This Agreement shall be governed by, and interpreted in accordance with, United States law, not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the United States law, it is the intention of the parties to this Agreement that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.
ARTICLE 14
NOTICES.
     All notices, directions, certificates or other communications under this Agreement shall be sent by certified or registered mail, return receipt requested, or by overnight courier addressed to the appropriate notice address set forth below. Any such notice, direction, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this Article 14. Any of the parties to this Agreement may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Agreement. The notice addresses are as follows:

To Treasury:	Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220

	Attention:	Fiscal Assistant Secretary re: Housing Finance Agencies Initiative

and

	Attention:	Assistant General Counsel (Banking and Finance) re: Housing Finance Agencies Initiative

with a copy to:

JPMorgan Chase Bank, N.A. 1 Chase Manhattan Plaza, Floor 19 New York, NY 10005
	Attention:	Lillian G. White
	E-mail:	Lillian.G.White@jpmorgan.com

Notice delivered to Treasury at the address given above shall also constitute notice to Treasury’s Agent.

To Fannie Mae:	Fannie Mae 3900 Wisconsin Avenue, N.W. Washington, D.C. 20016
	Attention:	Richard Sorkin
Vice President, Structured Transactions
	Email:	richard_sorkin@fanniemae.com

and

	Attention:	Paul Van Hook Vice President and Deputy General Counsel
	Email:	paul_vanhook@fanniemae.com

To Freddie Mac:	Freddie Mac 1551 Park Run Drive Mail Stop D4F McLean, Virginia 22102
	Attention:	Mark D. Hanson Vice President Mortgage Funding
	E-mail:	Mark_Hanson@freddiemac.com

and

	Attention:	Melinda Reingold Managing Associate General Counsel — Mortgage Securities 8200 Jones Branch Drive McLean, Virginia 22102
	E-mail:	Melinda_Reingold@freddiemac.com

with a copy to:

	Attention:	Arnold Dean
Associate General Counsel — Mortgage Securities 8200 Jones Branch Drive McLean, Virginia 22102
	E-mail:	Arnold_Dean@freddiemac.com

and

	Attention:	Edward Abrams Associate General Counsel — Mortgage Securities 8200 Jones Branch Drive McLean, Virginia 22102
	E-mail:	Edward_Abrams@freddiemac.com
or to any other address any party provides to the other parties in writing.
ARTICLE 15
SEVERABILITY.
     Any provision of this Agreement that is determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and no such prohibition or unenforceability in any jurisdiction shall invalidate such provision in any other jurisdiction.

ARTICLE 16
EXPENSES.
     Except as otherwise provided in this Agreement, each party to this Agreement shall bear its own expenses in connection with the preparation, negotiation and execution of this Agreement and all costs associated with the sharing of information under this Agreement, and no party shall be liable to any other party for such expenses.
ARTICLE 17
OPERATION OF THIS AGREEMENT.
     17.1. This Agreement is not a Federal procurement contract and is therefore not subject to the provisions of the Federal Property and Administrative Services Act (41 U.S.C. §§ 251-60), the Federal Acquisition Regulations (48 CFR Chapter 1), or any other Federal procurement law.
     17.2. Each GSE shall be responsible only for the performance by it of its obligations under this Agreement and under any transaction, GSE Security or other undertaking made pursuant to this Agreement. Nothing in this Agreement shall make or be deemed to make a GSE responsible for the obligations of the other GSE under this Agreement or under any transaction, GSE Security or other specific undertaking made pursuant to this Agreement.
ARTICLE 18
THIRD PARTY RIGHTS.
     This Agreement does not confer any rights, benefits, remedies or claims, either at law or in equity, on any person not a party to this Agreement including, but not limited to, any HFA.
ARTICLE 19
ENTIRE AGREEMENT.
     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to the subject matter of this Agreement, including, but not limited to, the MOU.
ARTICLE 20
SUCCESSORS AND ASSIGNS.
     The identity of each of the parties being of material importance to each other party, this Agreement is made on the condition that, except as otherwise expressly provided in this Agreement, no party’s rights or obligations under this Agreement shall be assignable without the prior written consent of the other parties. The rights of the GSEs under this Agreement shall inure to the benefit of their respective successors and assigns.
ARTICLE 21
NO JOINT VENTURE.
     The execution of this Agreement is not intended to be, nor shall it be construed to be, the formation of a joint venture or partnership between the parties; nor shall it be deemed to create any relationship between the parties other than as expressly stated in this Agreement.
ARTICLE 22
COUNTERPARTS.
     This Agreement may be executed in counterparts by the parties; each counterpart shall be considered an original; and all counterparts shall constitute one and the same instrument.
ARTICLE 23
AMENDMENT.
     The parties to this Agreement may from time to time amend this Agreement in writing, and such amendments, when executed by all parties, shall then become a part of this Agreement.
ARTICLE 24
FURTHER ASSURANCES; NO CIRCUMVENTION OF AGREEMENT.
     Each of the parties to this Agreement agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement, and not to take, or cause to be taken, any actions to circumvent its obligations under this Agreement.
* * *

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Richard L. Gregg
	Name:	Richard L. Gregg
	Title:	Acting Fiscal Assistant Secretary

[Treasury New Issue Bond Program Agreement Signature Page]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:	/s/ Carl W. Riedy Jr.
	Name:	Carl W. Riedy Jr.
	Title:	Vice President

08 Dec 2009

[Fannie Mae New Issue Bond Program Agreement Signature Page]

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

FEDERAL HOME LOAN MORTGAGE CORPORATION
By:	/s/ Mark D. Hanson
	Name:	Mark D. Hanson
	Title:	Vice President, Mortgage Funding

[Freddie Mac New Issue Bond Program Agreement Signature Page]

SCHEDULE A
GSE FEES

Initial Securitization Fee:	An amount calculated in each instance in (a), (b) and (c), as applicable, based on the aggregate original principal amount of all Program Bonds issued by the HFA under the New Issue Bond Program as follows: (a) where the aggregate original principal amount of all the Program Bonds is less than or equal to $25,000,000, a fee equal to $25,000 per GSE; (b) where the aggregate original principal amount of all the Program Bonds is greater than $25,000,000 and less than or equal to $50,000,000, a fee for each GSE equal to the product of 0.1% (10 basis points) and the aggregate original principal amount of all the Program Bonds; and (c) where the aggregate original principal amount of all the Program Bonds is greater than $50,000,000, a fee for each GSE equal to the greater of (i) $50,000 or (ii) the product of 0.05% (or 5 basis points) and the aggregate original principal amount of all the Program Bonds.

Program Bond Guarantee Fee:	With respect to each GSE and Program Bond series, one-twelfth of the product of 0.25% and the unpaid principal amount of the Program Bonds being held under the Administration Agreement (paid monthly to the GSEs); provided, however, for purposes of this calculation, Program Bonds that are subject to Conversion, and for which the Release Date (as such terms are defined in the related Supplemental Indenture) has not occurred, are excluded.

A-1

SCHEDULE B
FORM OF CERTIFICATION FROM GSE SPECIAL CLOSING COUNSEL
[                                    ,           ]
Federal National Mortgage Association
3900 Wisconsin Avenue, N.W.
Washington, D.C. 20016
Federal Home Loan Mortgage Corporation
1551 Park Run Drive
Mail Stop D4F
McLean, Virginia 22102

Re: Issuer Name:	(the “HFA”)
Program Bond Amount:
Program Bond Name:
Ladies and Gentlemen:
          The GSEs (as defined below) have engaged us to assist them as GSE Special Closing Counsel in connection with the Settlements described in that certain New Issue Bond Program Agreement, dated as of December 9, 2009 (the “Program Agreement”), among the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation (collectively the “GSEs”) and the United States Department of the Treasury, and each of the related Placement Agreement and Settlement Agreement dated as of December 9, 2009 (respectively the “Placement Agreement” and the “Settlement Agreement”) among the GSEs, the above named HFA and the other parties thereto.
          Any capitalized terms used in this Certification that are not defined in this Certification shall have the meaning ascribed to such terms in the Program Agreement; and if not defined therein, shall have the meaning ascribed to such term in the Placement Agreement.
          As GSE Special Closing Counsel, we hereby certify to each of you pursuant to the provisions of Section 4.4 of the Program Agreement that, except as may be specified in any list of exceptions attached to this Certification, (a) we have received and hold in our possession in escrow pending the Settlement: all of the original, facsimile or electronic copies of (i) the required documents set forth and described on Exhibit C to the Placement Agreement (the “Settlement Deliverables”), (ii) the Placement Agreement, (iii) the Official Statement and (iv) the Settlement Agreement (all such documents described in this paragraph (a)(i), (ii), (iii) and (iv) referred to collectively as the “Closing Documents”); (b) we have reviewed and confirmed the due execution of each Closing

Document (if such Closing Document requires execution) either (i) by confirming whether each document requiring execution by the HFA or the HFA Trustee is executed by authorized officers of such parties based solely on and by reference to the incumbency certificates of the HFA and the HFA Trustee delivered in connection therewith or (ii) by reviewing one or more opinions of counsel with respect to execution of the Closing Documents; (c) we have reviewed the information on Schedule B to the Placement Agreement and confirmed that such information is consistent with the information in the Official Statement and the other Closing Documents; (d) we have confirmed that the Closing Documents comply in all material respects with the requirements of Schedule C to the Placement Agreement; and (e) the Program Bonds and the other Settlement Deliverables conform in all material respects to the requirements of Schedule D to the Placement Agreement.
          As the GSEs have instructed, our scope of work, as related to the above-captioned transaction, was limited to confirming the foregoing.
          This Certification is furnished by us to the GSEs as GSE Special Closing Counsel and is solely for your benefit. Except in connection with the New Issue Bond Program Agreement, this Certification is not to be used, circulated, quoted or otherwise referred to or relied upon, in whole or in part, for any other purpose or by any other party except (i) upon the prior written consent of GSE Special Closing Counsel and (ii) by the United States Department of the Treasury in connection with the New Issue Bond Program.
Very truly yours,

Exceptions
N/A

SCHEDULE C
The following is the Uniform Loss Sharing Attachment for the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program. This attachment contains the provisions applicable to (i) Partial Guarantees relating to GSE Securities issued from time to time under the New Issue Bond Program and (ii) Participation Agreements entered into from time to time and Partial Guarantees relating to GSE Securities issued from time to time under the Temporary Credit and Liquidity Facility Program.
This Uniform Loss Sharing Attachment is attached to each Partial Guarantee and each Participation Agreement.
     Section 1 Definitions. In this Attachment and in any agreement or other document to which this Attachment is attached, all capitalized terms have the meanings given to those terms in this Section 1 unless the context or use clearly indicates a different meaning. Any capitalized term used in this Attachment but not defined in this Exhibit shall be used as defined in the agreement or other document to which this Exhibit is attached. The following terms have the following meanings:
“Amount Available” has the meaning given to that term in each Temporary Credit and Liquidity Facility.
“Bank Bonds” means any VRDOs that were tendered for purchase by a bondholder and were put to the GSEs under a TCLF and have not yet been remarketed to a new bondholder, whether or not the GSEs have issued GSE Securities backed by such Bank Bonds.
“Bonds” means, as the case may be, VRDOs, Bank Bonds and New Issue Bonds.
“Credit Advance” means an advance under a TCLF to pay debt service due on VRDOs for which there are insufficient funds available under the related indenture.
“Event of Default” means an “event of default” as such term is defined in the related bond indenture for the underlying bonds.
“Fannie Mae” means the Federal National Mortgage Association, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. §1716 et seq.
“First Loss Limit” has the meaning given to that term in Section 5.
“First Position Loss” means the amount of Program Loss to be borne by Treasury under the Program. The First Position Loss is that portion of the Program Loss that does not exceed the First Loss Limit.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, a shareholder-owned government-sponsored enterprise organized and existing under the laws of the United States.
“Government-sponsored enterprise” or “GSE” means either or both Fannie Mae and Freddie Mac.
“GSE Obligations” or “GSE Securities” are obligations and securities issued or guaranteed, in whole or in part, by Fannie Mae or Freddie Mac including, without limitation, Bank Bonds and New Issue Bonds and, with respect to the Temporary Credit and Liquidity Facility Program, Participation Agreements.
“HFA” means a housing finance agency created by any of the States of the United States or any possession, territory or commonwealth of the United States, or any political subdivision thereof.
“Liquidity Advance” means an advance under a TCLF to pay for bond purchase tenders relating to VRDOs.
“Loss Calculation Date” means the date as of which a Loss is calculated as provided in Paragraph 6.
“MOU” means the Memorandum of Understanding among Treasury, Federal Housing Finance Agency, Fannie Mae and Freddie Mac.
“Multifamily Credit Enhancement Program” means the Treasury program, distinct and separate from the Programs, to purchase HFA bonds which are guaranteed by the Credit Enhancement Agreement by either of the GSEs.
“New Issue Bond Program” means the program described in the New Issue Bond Program Agreement.
“New Issue Bond Program Agreement” means one or more New Issue Bond Program Agreements by and among Treasury and the GSEs, concerning the program for the acquisition of GSE Securities backed by New Issue Bonds.
“New Issue Bonds” means, collectively, the single family bonds and multifamily bonds which back GSE Securities purchased under the New Issue Bond Program Agreement.
“Partial Guarantee” means a partial guarantee provided by a GSE (a) pursuant to a GSE Security issued with respect to the Temporary Credit and Liquidity Facility Program or (b) pursuant to a GSE Security issued with respect to the New Issue Bond Program.
“Participation Agreement” means each Participation Agreement by and between Treasury and the GSEs whereby the rights, duties and obligations of the Treasury and the GSEs with respect to the Temporary Credit and Liquidity Facility Program (including the terms of the Partial Guarantee) are set forth, as such agreements are amended and supplemented.

“Program” means either of the New Issue Bond Program or the Temporary Credit and Liquidity Facility Program.
“Program Bonds” means New Issue Bonds and Bank Bonds.
“Program Losses” mean the aggregate of all Transaction Losses incurred under the Temporary Credit and Liquidity Facility Program and the New Issue Bond Program.
“Recovery” means any payment or other amount received or recovered with respect to a Transaction Loss. A Recovery excludes any amounts paid by a GSE to Treasury with respect to a Second Position Loss or any amounts payable by Treasury to the GSEs under any purchase agreement or participation agreement.
“Reimbursement Agreement” means each Reimbursement Agreement entered into among an HFA, a bond trustee and the GSEs relative to a TCLF, as such Reimbursement Agreements are amended and supplemented.
“Risk Rating” means the risk rating of an indenture under a Program.
“Second Position Loss” means that portion of Program Losses, if any, that is not allocated to the First Loss Position. Any Second Position Loss will be allocated to the Participation Agreements and Partial Guarantees in accordance with the Uniform Loss Sharing Attachment.
“Secured Multifamily Loans” means loans that are secured by multifamily properties.
“Temporary Credit and Liquidity Facility” or “TCLF” has the meaning given to that term in the Participation Agreement.
“Temporary Credit and Liquidity Facility Program” means the Program described in the Participation Agreement.
“Transaction Documents” means, collectively, the TCLF, the Reimbursement Agreement and related Bond documents with respect to any series included in the Temporary Credit and Liquidity Facility Program, as such documents are amended from time to time in accordance with their terms.
“Transaction Loss” means an amount calculated pursuant to Section 7 as the loss realized on a Program Bond or a Temporary Credit and Liquidity Facility.
“Trust” means a trust established by a GSE as a pass-through entity which holds one or more issues of Bonds and, where appropriate, a Partial Guarantee.
“VRDO” means a variable rate demand obligation bond issued by an HFA
     Section 2 General Statement. Treasury and the GSEs will share Program Losses, if any, realized on:

     (a) the principal of the New Issue Bonds backing GSE Securities issued from time to time under the New Issue Bond Program; and
     (b) the principal portion of all Credit Advances and Liquidity Advances made from time to time under the Temporary Credit and Liquidity Facilities issued under the Temporary Credit and Liquidity Facility Program.
Any losses incurred with respect to accrued but unpaid interest on any of the New Issue Bonds backing the GSE Securities issued from time to time under the New Issue Bond Program and on any Credit Advance or Liquidity Advance made from time to time under the Temporary Credit and Liquidity Facilities issued under the Temporary Credit and Liquidity Facility Program are not subject to sharing with the GSEs and will be entirely borne by Treasury. No loss sharing shall occur with respect to the Multifamily Credit Enhancement Program as a GSE will have provided credit enhancement for such Bonds separately.
     Section 3 GSE Only Shares in Losses for its Activities in Programs. The sharing of Program Losses will be structured between Treasury and each GSE separately. A GSE will only share in Program Losses realized on the New Issue Bonds backing the GSE Securities issued by that GSE and on losses realized on that GSE’s portion of the Temporary Credit and Liquidity Facilities. Neither GSE will share in Program Losses allocable to the other GSE.
     Section 4 Allocation of Losses between Treasury and GSE. Treasury will bear all Program Losses realized on the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program up to the First Loss Limit (“First Position Losses”). Each GSE will bear Program Losses, if any, realized on the New Issue Bond Program and the Temporary Credit and Liquidity Facility Program once the Program Losses, if any, realized by Treasury equal the First Loss Limit (“Second Position Losses”).
     Section 5 First Loss Limit. With respect to a GSE, the First Loss Limit will be 35% of the sum of:
     (a) the aggregate original principal amount of all New Issue Bonds backing the GSE Securities issued from time to time under the New Issue Bond Program by that GSE; and
     (b) the aggregate original principal portion of the Amount Available obligated to be paid by each GSE in each Temporary Credit and Liquidity Facility issued under the Temporary Credit and Liquidity Facility Program.
Such First Loss Limit may be adjusted by the GSEs and Treasury if the aggregate amount under either (a) or (b) above is less than $10 billion, or upon the obtaining or processing of information impacting the applicable Risk Ratings, or such other material new information that affects risk, commercial reasonableness, or safety and soundness under either the New Issue Bond Program or the Temporary Credit and Liquidity Facility Program. Any such adjustment shall be made in good faith by the GSEs and Treasury based upon objective thresholds factoring into, among other things, the applicable Risk Ratings and the aggregate amounts set forth in (a) and (b) above.
Section 6 When Transaction Loss is Calculated.
     (a) New Issue Bond Program. Under the New Issue Bond Program, Transaction Loss will be calculated separately with respect to each Program Bond upon twelve (12) months after the first to occur of:
     (1) the stated maturity date of the New Issue Bond;
     (2) the date the New Issue Bond is fully redeemed;
     (3) the date of acceleration of the New Issue Bond; or
     (4) the date of mandatory tender in lieu of redemption of the New Issue Bond.
     (b) Temporary Credit and Liquidity Facility Program. Under the Temporary Credit and Liquidity Facility Program, Transaction Loss will be calculated for each Temporary Credit and Liquidity Facility upon the last to occur of:
     (1) the date the GSE has no further obligation under the Temporary Credit and Liquidity Facility;
     (2) the date all Bank Bonds, if any, are paid in full, remarketed or redeemed; or
     (3) twelve (12) months after the first to occur of:
     (A) a Credit Advance remains unreimbursed;
     (B) a Bank Bond is not paid or redeemed when due; or
     (C) the GSE causes the acceleration, redemption or mandatory tender of the Bonds upon the occurrence of an Event of Default under any of the Transaction Documents.
Section 7 How Losses are Determined.
Transaction Losses will be calculated for a New Issue Bond or a Temporary Credit and Liquidity Facility as follows:
     (a) New Issue Bond Program. Under the New Issue Bond Program, a Transaction Loss under a New Issue Bond is the amount of principal of such New Issue Bond then due and unpaid as of the date that Transaction Loss is calculated. Any accrued and unpaid interest and any interest on interest or interest on other unpaid sums will not be included in Transaction Losses and will be borne solely by Treasury.

     (b) Temporary Credit and Liquidity Facility Program. Under the Temporary Credit and Liquidity Facility Program, a Transaction Loss under a Temporary Credit and Liquidity Facility is:
     (1) all amounts owing and unpaid by the HFA under the related Reimbursement Agreement (relating to the principal portion of unreimbursed Credit Advances and unreimbursed Liquidity Advances); less
     (2) the sum of all amounts reimbursed, received or recovered on account of the amounts owing under paragraph (1) above prior to the Loss Calculation Date.
The amount of any Transaction Loss will be allocated between unreimbursed Credit Advances and unreimbursed Liquidity Advances (and the related Bank Bonds) on the basis of the ratio of aggregate unreimbursed principal of the Credit Advances to the aggregate unreimbursed principal of the Liquidity Advances.
Transaction Losses will be adjusted pursuant to the provisions of Sections 11 and 12.
     (c) Calculation Rules. For purposes of determining Transaction Loss under the New Issue Bond Program:
     (1) Transaction Loss will be calculated only with respect to the Bonds actually held by the related Trust. Any Bonds that were not acquired by the Trust shall be excluded from the calculation of Transaction Loss.
     (2) For purposes of calculating Transaction Loss, all payments made by the trustee for the Bonds shall be applied as principal or interest as characterized by the trustee for the Bonds in making such payment. Should the trustee for the Bonds not characterize a payment as either principal or interest, then that payment shall be characterized as required by the indenture or bond resolution for the Bonds. If the trustee for the Bonds does not characterize the payment as principal or interest and the related indenture or resolution contains no relevant terms, then the payment shall be applied first to outstanding and unpaid principal of the Bonds in the order of their stated maturity dates and then to accrued and unpaid interest on the Bonds in the order of their stated maturity dates.
     Section 8 Procedure for Reporting a Transaction Loss. Pursuant to the timeframes set forth in Paragraph 6 above, the GSE will calculate, or cause to be calculated, the amount of Transaction Loss, if any, realized on a New Issue Bond or Temporary Credit and Liquidity Facility as provided in Paragraph 7 above.
     Section 9 Reporting if No Transaction Loss Calculated. If the calculation prepared in accordance with Paragraph 7 above shows that no Transaction Loss was realized, the GSE will provide or cause to be provided a statement to that effect to Treasury within 90 days of the Loss Calculation Date.

     Section 10 Reporting if Transaction Loss Calculated; Payment of Second Position Loss.
     (a) Reconciliation. If the calculation shows that a Transaction Loss was realized, the GSE will send a written reconciliation calculation to Treasury within 90 days of the Loss Calculation Date which specifies:
     (1) Transaction Identification: The New Issue Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made.
     (2) Transaction Loss: The Transaction Loss realized on the New Issue Bond or Temporary Credit and Liquidity Facility as of the Loss Calculation Date.
     (3) Program Losses:
     (A) Aggregate Program Losses (excluding only the Transaction Loss then just calculated for the New Issue Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made); and
     (B) Aggregate Program Losses realized as of the Loss Calculation Date (including the Transaction Loss then just calculated for the New Issue Bond or Temporary Credit and Liquidity Facility for which the reconciliation is made).
     (4) The First Loss Limit.
     (5) The amount of the First Loss Limit still to be borne by Treasury.
     (b) First Position Losses. If the amount calculated in (a)(3)(B) is not more than the First Loss Limit, then the Transaction Loss for the New Issue Bond or Temporary Credit and Liquidity Facility for such reconciliation calculation is fully First Position Losses.
     (c) Partial First Position Losses; Partial Second Position Losses. If the amount appearing in (a)(3)(A) is less than the First Loss Limit but the amount calculated in (a)(3)(B) exceeds the First Loss Limit, then:
     (1) the portion of the Transaction Loss equal to the difference between the amount appearing in (a)(3)(A) and the First Loss Limit constitutes First Position Losses; and
     (2) the remaining portion of the Transaction Loss not allocated to the First Position Losses constitutes Second Position Losses.
     (d) Second Position Losses. If the amount appearing in (a)(3)(A) is more than the First Loss Limit, then the entire Transaction Loss constitutes Second Position Losses.

     (e) Loss Sharing Payment. The GSE will pay the amount of any Second Position Losses (less all amounts previously paid by the GSE to Treasury as Second Position Losses) to Treasury or its order not later than 90 days after the Loss Calculation Date. Loss sharing payments made with respect to GSE Securities will be made as a distribution under the GSE Security and all other loss sharing payments will be paid to Treasury to such account as Treasury may require.
     Section 11 Recoveries; Losses are Incurred But Not In Excess of the First Loss Limit. This Section applies if a GSE has calculated that a Transaction Loss has been realized with respect to one or more New Issue Bonds or Temporary Credit and Liquidity Facilities but the amount of the aggregate Program Losses has not exceeded the First Loss Limit. If one or more payments are received or other amounts are received or recovered with respect to any New Issue Bond or Temporary Credit and Liquidity Facility in respect of a Transaction Loss, then all such amounts will be paid to Treasury and the related Transaction Loss and, consequently, the aggregate Program Losses will be reduced by the amount of such Recovery.
     Section 12 Recoveries; Losses are Incurred Which Exceed the First Loss Limit. This Section applies if a GSE has calculated that a Transaction Loss has been realized with respect to one or more New Issue Bonds or Temporary Credit and Liquidity Facilities, aggregate Program Losses exceed the First Loss Limit and the GSE has paid any Second Position Losses to Treasury. If one or more payments are received or other amounts are received or recovered with respect to any New Issue Bond or Temporary Credit and Liquidity Facility in respect of a Transaction Loss, then:
     (a) the related Transaction Losses and, consequently, the aggregate Program Losses will be reduced by the amount of such Recovery;
     (b) the GSE shall be entitled to such payments and other amounts, but not in excess of the amount of the Second Position Losses previously paid to Treasury; and
     (c) any excess available after the payment made in subparagraph (b) above shall be paid to Treasury.
     Section 13 Partial Guarantees of GSE Securities. In order to evidence a GSE’s loss sharing obligations with respect to the GSE Securities it issues, the GSE will issue a partial guarantee to the related Trust (“Partial Guarantee”) for Program Losses allocable to such GSE Securities. The GSE will make a payment under a Partial Guarantee only under the circumstances set out in this Exhibit.
     Section 14 Termination of Loss Sharing Upon Unwinding of GSE Security. A GSE’s loss sharing obligations and any related Partial Guarantee will automatically terminate with respect to any New Issue Bonds or Bank Bonds and the related GSE Security if Treasury causes a GSE Security to be unwound in exchange for the underlying New Issue Bonds or Bank Bonds.

SCHEDULE D-1
DESCRIPTION OF PROGRAM BONDS
(SINGLE-FAMILY-ESCROW)
          Terms capitalized in this Schedule D-1 and not defined in Article 1 of this Agreement will have the meaning assigned to such terms in the Complete Indenture.
          In order to qualify as Eligible Bonds under the New Issue Bond Program, the Program Bonds, the related Complete Indenture and the HFA must satisfy the following requirements:
     1. Taxability: At issuance, the Program Bonds will be tax-exempt qualified mortgage bonds within the meaning of Section 143 of the Internal Revenue Code of 1986. If the Program Bonds do not satisfy the requirements of the foregoing sentence, then the HFA hereby certifies that it reasonably expects to have volume cap or alternative means of issuing tax-exempt bonds on a timely basis and in a manner which will permit the release of all Escrowed Proceeds (as defined below) by December 31, 2010, and will use its reasonable best efforts to obtain volume cap if necessary.
     2. Term: The Program Bonds are stated to mature on a maturity date that is:
     (a) not less than ten (10) years after the Pre-Settlement Date of the Program Bonds; and
     (b) not more than thirty-two (32) years from the Pre-Settlement Date of the Program Bonds.
     3. Sinking Fund: The Program Bonds are subject to mandatory sinking fund redemptions or are structured to pass through principal payments and principal prepayments on the underlying mortgage loans. The sinking fund redemption schedule or alternative redemption/prepayment requirements will be established and added to the Complete Indenture no later than the final Release Date. This schedule (or these redemption provisions) is required by the terms of the Complete Indenture to take into account anticipated underlying mortgage loan amortization and standard and customary practices of the HFA in connection with combined serial bond and term bond issuances.
     4. Market Bond Ratio Requirement:
At issuance, the HFA must reasonably expect to issue and sell to persons other than Treasury, in conjunction with the issuance and subsequent conversion to a permanent rate of the Program Bonds, bonds that are not Program Bonds but which are issued out of the same indenture and the proceeds of which are intended to be used in the HFA’s single-family loan program (“Market Bonds”). The HFA intends to issue Market Bonds after the Settlement Date and before January 1, 2011 so that after such issuances, the principal amount of the Market Bonds will be not less than two-thirds (2/3) of the principal amount of the Program Bonds (“Market Bond Ratio Requirement”).

D-1-1

     5. Certain Terms Applicable to Market Bonds: The Complete Indenture provides that Market Bonds may not be issued with “super sinker”, planned amortization classes or other priority allocation class rights unless such provisions retain for application to the redemption of the Program Bonds at least a pro rata portion of any prepayments or other recoveries of principal relative to mortgage loans funded or mortgage-backed securities purchased with proceeds of the Program Bonds.
     6. Escrow Requirement: The Complete Indenture provides that:
     (a) Certain of the net proceeds of the Program Bonds must be held in Escrow (as defined below) until, with respect to all or the relevant portion of the Program Bonds, (i) the Market Bond Requirement is satisfied and (ii) the Program Bonds are tax-exempt. “Market Bond Ratio Requirement” means the requirement that the HFA issue and deliver Market Bonds in conjunction with and as a condition to each Release Date, the principal amount of such Market Bonds being not less than two-thirds (2/3) of the principal amount of Program Bonds the proceeds of which are proposed to be released on such Release Date.
     (b) The amount of net proceeds that must be escrowed at any given time (“Escrowed Proceeds”) is all proceeds of the Program Bonds with respect to which the requirements for the release of Escrowed Proceeds have not been met.
     (c) The Escrowed Proceeds will be held in escrow under the Complete Indenture (“Escrow”) pending the satisfaction of the requirements set forth in Section 6(e) below.
     (d) Escrowed Proceeds must be invested in such investments as permitted by Treasury and set forth in the Supplemental Indenture (“Permitted Escrow Investments”). Permitted Escrow Investments are pledged exclusively to the repayment of the Program Bonds unless and until there is a default under the Complete Indenture, in which case such funds will be applied as required by the Complete Indenture.
     (e) Escrowed Proceeds may be released from Escrow, subject to, among other things, the conditions that:
     (i) The HFA delivers a bond counsel opinion to the HFA Trustee to the effect that interest on the Program Bonds related to the Escrowed Proceeds to be released is exempt from federal income taxation under Section 103 of the Code;
     (ii) The HFA delivers to the HFA Trustee, who is required to provide copies to the Administrator, the GSEs and Treasury’s Financial Agent a certificate of Market Bond issuance and calculation of the release amount pursuant to the Market Bond Ratio Requirement; and
     (iii) The HFA delivers or causes to be delivered to the HFA Trustee net proceeds of the Market Bonds, which proceeds (together with any amounts deducted from proceeds for underwriting fees and expenses) shall be in an amount not less than two-thirds (2/3) of the applicable portion of the principal amount of the Program Bonds being Converted.

D-1-2

     (f) Any Program Bonds with respect to which a Release Date has not occurred prior to January 1, 2011 are subject to mandatory redemption on February 1, 2011 (or an earlier date selected by the HFA), at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.
     7. Minimum Rating: The Program Bonds have a long-term rating of not less than ‘Baa3’/‘BBB-’. The Complete Indenture provides that to the extent that the minimum rating threshold for the Program Bonds is not maintained while the proceeds thereof are Escrowed Proceeds, all proceeds that are still held in Escrow must be used to redeem a corresponding amount of Program Bonds.
     8. Interest Rate: The Complete Indenture provides that each Pre-Conversion Bond shall bear interest at the Short-Term Rate from the Settlement Date to the related Conversion Date. The interest rate on some or all of the Pre-Conversion Bonds may be Converted on a Conversion Date to a Permanent Rate in accordance with the provisions thereof. Interest shall be payable on each Interest Payment Date. The capitalized terms used herein and not otherwise defined shall have the following definitions:
          “Conversion Date” means, with respect to all or a portion of Pre-Conversion Bonds that are converting to a Permanent Rate, the date two (2) months after the related Release Date; provided that there shall be no more than three (3) Conversion Dates.
          “Four Week T-Bill Rate” means the interest rate for Four Week Treasury Bills (secondary market) as reported by the Federal Reserve on its website at the following internet address -http://www.federalreserve.gov/releases/h15/update/h15upd.htm.
          “Permanent Rate” means an interest rate per annum certified to the HFA Trustee by the Special Permanent Rate Advisor on or prior to the Release Date, which shall be equal to the sum of the 10 year Constant Maturity Treasury Rate, as reported by Treasury as of the close of business on the Business Day immediately before the applicable Permanent Rate Calculation Date for Program Bonds, established by reference to the Daily Treasury Yield Curve Rates published by Treasury, currently available on its website at: http://www/ustreas.gov/offices/domestic-finance/debt-management/interest-rate/yield.shtml, plus (ii) the Spread.
          “Permanent Rate Calculation Date” means the date on which the Permanent Rate is calculated with respect to all or a portion of the Program Bonds, which shall be, with respect to each applicable portion of the Pre-Conversion Bonds, either (i) a date selected by the HFA and acceptable to the GSEs prior to the Settlement Date or (ii) a date selected by the HFA and acceptable to the GSEs on or prior to December 31, 2010 on which Market Bonds are priced; provided that, with respect to dates described in clause (ii) above, a bond purchase agreement must be executed with respect to the Market Bonds on such date for such Permanent Rate to be effective.
          “Pre-Conversion Bonds” means Program Bonds for which the interest rate has not been the subject of a conversion.

D-1-3

          “Release Date” means such date or dates (not to exceed three (3) dates) on or prior to December 31, 2010 and which dates are acceptable to the GSEs, on which dates the proceeds of the related Market Bonds are delivered to the HFA Trustee and the other requirements under the Complete Indenture are met.
          “Short-Term Rate” means (i) for the period from the Settlement Date to the applicable Release Date, the interest rate which produces an interest payment on such Release Date relative to the Program Bonds with respect to which Escrowed Proceeds are subject to release on such Release Date equal to Investment Earnings, and (ii) from the Release Date to the Conversion Date, an interest rate equal to the sum of the Spread plus the lesser of (A) the Four Week T-Bill Rate as of the Business Day prior to the Release Date or (B) the Permanent Rate less the Spread. For purposes of this provision, “Investment Earnings” means total investment earnings on the portion of the Escrow Fund related to Program Bonds with respect to which a Release Date is occurring. [Alternatively, the HFA may elect a Short-Term Rate equal to a variable Four Week T-Bill Rate plus, after the Release Date, the Spread]
          “Spread” means additional per annum interest on the Program Bonds based upon the lowest Bond Rating effective as of the Permanent Rate Calculation Date to the Program Bonds under the Complete Indenture by the rating agencies rating the Program Bonds, as follows:

Rating	Additional Spread
‘Aaa’/‘AAA’	60 bps
‘Aa’/‘AA’	75 bps
‘A’	110 bps
‘Baa’/‘BBB’	225 bps
     9. Use of Proceeds:
     (a) The Complete Indenture provides that the proceeds of the Program Bonds must, except as provided in Section 9(b) below, be used only (i) to acquire and finance the holding of single-family loans or single-family mortgage-backed securities which are either newly originated or refinanced, so long as all such loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law (“eligible loans”) or (ii) to fund reasonably required reserves and pay costs of issuance of the Program Bonds in accordance with the requirements and limitations of applicable federal tax law.
     (b) Proceeds of the Program Bonds may be used to refund, as fixed rate bonds, any of the HFA’s variable rate debt (including auction rate securities) issued and outstanding prior to October 19, 2009 or to refund an issue that did so, so long as such debt was, in turn, issued to acquire and finance the holding of eligible loans. The aggregate of such use of proceeds is not greater than thirty percent (30%) of the net proceeds of the Program Bonds. The restrictions on refundings in this Section 9(b) do not apply to either (i) the use of proceeds to repay “warehouse credit lines” used to acquire mortgage loans and mortgage-backed securities or (ii) “replacement refundings” where proceeds of Program Bonds are exchanged dollar-for-dollar for unexpended

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tax exempt bond proceeds and/or mortgage loan prepayments so long as all proceeds of related Market Bonds are exchanged first for such purpose.
     10. Issuance Limitation: The HFA hereby certifies that the sum of:
     (i) the face amount of the Program Bonds;
     (ii) the face amount of the Market Bonds issued at the time of issuance of the Program Bonds; and
     (iii) the face amount of all other Market Bonds which must be issued prior to January 1, 2011 in order for the Market Bond Ratio Requirement to be satisfied by no later than that date;
does not exceed the reasonable expectations requirement applicable to tax-exempt mortgage revenue bonds.
The principal amount of the Program Bonds does not exceed the amount allocated to the HFA under the Single-Family New Issue Bond Program.
     11. Redemption: The Complete Indenture provides that:
     (a) The Program Bonds are redeemable in whole or in part (in minimum denominations of $10,000 and integral multiples of $10,000 in excess thereof). Redemptions of Program Bonds may be made without premium or penalty.
     (b) Except as limited by tax law requirements, all proceeds of the Program Bonds, to the extent not used to acquire mortgage loans or mortgage backed securities, refund prior bonds as permitted above, pay Program Bond issuance expenses or fund related reserve accounts, must be applied exclusively to the redemption of Program Bonds.
     (c) Except as limited by tax law requirements, so long as any Market Bonds remain outstanding, at least 60% or, if no Market Bonds are Outstanding, 100% of all principal prepayments and other recoveries of principal received with respect to the mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds, Market Bonds or other bonds issued in conjunction with and secured by the Trust Estate on a parity with the Program Bonds.
     12. No Recycling: The Complete Indenture provides that all principal payments, principal prepayments and other recoveries of principal received with respect to the mortgage loans financed with the proceeds of the Program Bonds may not be recycled into new mortgage loans or mortgage backed securities.
     13. Selected Covenants: The Complete Indenture includes, without limitation, the following covenants:
     (a) The HFA shall take all steps necessary to assure that all assets and revenues of any description pledged to the payment of the Program Bonds and all other bonds issued under

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the Complete Indenture shall be applied strictly in accordance with, and solely for the purposes and in the amounts specified and permitted by, the terms of the Complete Indenture.
     (b) The HFA shall not issue new bonds under the Complete Indenture in a variable rate demand, adjustable rate or auction rate mode other than Program Bonds during the period such Program Bonds bear interest at the Short-Term Rate.
     (c) With respect to the purchase, origination, enforcement and servicing of mortgage loans and mortgage backed securities (“MBS”), the HFA shall:
     (i) originate or cause to be originated and, if applicable, purchased, mortgage loans, and purchase, or cause to be purchased, mortgage backed securities in a manner consistent with applicable state law, the Complete Indenture and any supplements thereto and such other related documents by which the HFA is bound;
     (ii) cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, GNMA, FHA, Fannie Mae and Freddie Mac, as applicable;
     (iii) except as otherwise permitted by Treasury or the GSEs, diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
     (iv) diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the Program Bonds.
     (d) The HFA shall not issue bonds senior in priority to the Program Bonds and the HFA hereby represents and warrants that the Program Bonds are at least equal in priority with respect to payment and security to the most senior Outstanding Bonds under the Complete Indenture.

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SCHEDULE D-2
DESCRIPTION OF PROGRAM BONDS
(SINGLE-FAMILY-IMMEDIATE FUNDING)
          Terms capitalized in this Schedule D-2 and not defined in Article 1 of this Agreement will have the meaning assigned to such terms in the Complete Indenture.
          In order to qualify as Eligible Bonds under the New Issue Bond Program, the Program Bonds, the related Complete Indenture and the HFA must satisfy the following requirements:
     1. Tax-exempt Status: The HFA hereby covenants that, at issuance, the Program Bonds will be tax-exempt qualified mortgage bonds within the meaning of Section 143 of the Internal Revenue Code of 1986.
     2. [Premium Bonds. The amount to be paid by Treasury for the GSE Securities backed by the Program Bonds and which is allocable to the Program Bonds (before the netting out of any fees or expenses) is equal to the stated principal of the Program Bonds; that is, no portion of the Program Bonds were issued at a premium.. If the Program Bonds do not satisfy the requirements of the following sentence (i.e., a portion of the Program Bonds are Premium Bonds), then the Premium Bonds must satisfy the following criteria:
     (a) The aggregate original stated principal amount of the Premium Bonds is $                     (“Premium Bond Amount”). The aggregate original stated principal amount of all Program Bonds subject to immediate funding is $                     (“Total Amount”). The Premium Bond Amount does not exceed twenty percent (20%) of the Total Amount.
     (b) The premium is no greater than 103%.
     (c) The premium and the related interest rate were certified to the HFA by Treasury’s Agent, State Street Global Advisors.
     (d) The Complete Indenture provides that use of the proceeds of the premium are restricted to making supplemental loans to borrowers for down payment assistance.]
     3. Term: The Program Bonds are stated to mature on a maturity date that is:
     (a) not less than ten (10) years after the Pre-Settlement Date of the Program Bonds; and
     (b) not more than thirty-two (32) years from the Pre-Settlement Date of the Program Bonds.
     4. Sinking Fund: The Program Bonds are subject to mandatory sinking fund redemptions or are structured to pass through principal payments or principal prepayments on the underlying mortgage loans. The sinking fund redemption schedule (or alternative

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redemption/prepayment requirements) is contained in the Complete Indenture. The HFA hereby certifies that such schedule (or these redemption provisions) takes into account anticipated underlying mortgage loan amortization, and standard and customary practices of the HFA in connection with combined serial bond and term bond issuances.
     5. Market Bond Ratio Requirement: At issuance, the HFA hereby represents and warrants that it has, prior to the Settlement Date, issued and sold to persons other than Treasury, in conjunction with the issuance of the Program Bonds, bonds that are not Program Bonds but which are issued out of the same indenture and the proceeds of which are intended to be used in the HFA’s single-family loan program (“Market Bonds”). The principal amount of such Market Bonds is not less than two-thirds (2/3) of the principal amount of the Program Bonds (“Market Bond Ratio Requirement”).
     6. Certain Terms Applicable to Market Bonds: The HFA hereby certifies that the Market Bonds were not sold with “super sinker”, planned amortization classes or other priority allocation class rights unless such provisions retained for application to the redemption of the Program Bonds at least a pro rata portion of any prepayments or other recoveries of principal relative to mortgage loans funded or mortgage-backed securities purchased with proceeds of the Program Bonds.
     7. Minimum Rating: The Program Bonds have a long-term rating of not less than ‘Baa3’/ ‘BBB-’.
     8. Interest Rate: The Complete Indenture provides that the Program Bonds will bear interest at _______ percent (___%) per annum. The rate is made up of the sum of (i) ______ percent (___%) per annum, the index rate certified to the HFA by Treasury’s agent, State Street Global Advisors, and (ii) a Spread of ___ bps based on the long-term rating described in Section 7 above. Interest shall be payable on each Interest Payment Date.
     9. Use of Proceeds:
     (a) The Complete Indenture provides that, except as set forth in (b) and (c) below, the proceeds of the Program Bonds must be used only (i) to acquire and finance the holding of single-family loans or single-family mortgage-backed securities which are either newly originated or refinanced, so long as all such loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law (“eligible loans”) or (ii) to fund reasonably required reserves and pay costs of issuance of the Program Bonds in accordance with the requirements and limitations of applicable federal tax law.
     (b) Proceeds of the Program Bonds may be used to refund, as fixed rate bonds, certain of the HFA’s variable rate debt (including auction rate securities) issued and outstanding prior to October 19, 2009 or refund an issue that did so, so long as such debt was, in turn, issued to acquire and finance the holding of eligible loans. The use of Program Bond proceeds for such a purpose is limited to thirty percent (30%) of the net proceeds of the Program Bonds, provided, however, that the restrictions on refundings in this subparagraph (b) shall not apply to either (i) the repayment of “warehouse credit lines” used to acquire mortgage loans and mortgage backed securities or (ii) “replacement refundings” where proceeds of Program Bonds are exchanged

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dollar-for-dollar for unexpended tax exempt bond proceeds and/or mortgage loan prepayments so long as all proceeds of related Market Bonds are exchanged first for such purpose.
     (c) Proceeds of the Program Bonds representing original issuance premium, if any (“Premium Bonds”), may be used to make supplemental loans to underlying borrowers for down payment assistance.
     10. Issuance Limitation: The HFA hereby certifies that the sum of:
     (i) the face amount of the Program Bonds; and
     (ii) the face amount of the Market Bonds issued at the time of issuance of the Program Bonds;
does not exceed the reasonable expectations requirement applicable to tax-exempt mortgage revenue bonds.
The principal amount of the Program Bonds does not exceed the amount allocated to the HFA under the Single-Family New Issue Bond Program.
     11. Redemption: The Complete Indenture provides that:
     (a) The Program Bonds are redeemable in whole or in part (in minimum denominations of $10,000 and integral multiples of $10,000 in excess thereof). Redemptions of Program Bonds may be made without premium or penalty; provided, however, that with respect to the Premium Bonds:
     (i) the redemption price for the Premium Bonds has been adjusted for any unamortized premium as set forth in a fixed redemption price schedule affixed to the Complete Indenture; and
     (ii) special redemptions related to prepayments and recoveries of principal on underlying mortgage loans may be made at par.
     (b) Except as limited by tax law requirements, all proceeds of the Program Bonds, to the extent not used to acquire mortgage loans or mortgage backed securities, refund outstanding bond issues as permitted by the Complete Indenture, pay Program Bond issuance expenses, fund downpayment assistance loans (from and to the extent of the premium) or fund related reserve accounts, must be applied exclusively to the redemption of Program Bonds.
     (c) Except as limited by tax law requirements, either (i) with respect to HFAs having marketed Market Bonds prior to the date hereof only, a pro rata portion of all prepayments and other recoveries of principal received with respect to the mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds, Market Bonds or other bonds issued and secured by the Trust Estate on a parity with the Program Bonds or (ii) with respect to other transactions, so long as any Market Bonds remain outstanding, at least 60% or, if no Market Bonds are Outstanding, 100%, of all principal prepayments and other recoveries of principal received with respect to the

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mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds, Market Bonds or other bonds issued in conjunction with and secured by the Trust Estate on a parity with the Program Bonds.
     12. No Recycling: The Complete Indenture provides that all principal payments, principal prepayments and other recoveries of principal received with respect to the mortgage loans financed with the proceeds of the Program Bonds may not be recycled into new mortgage loans or MBS.
     13. Selected Covenants: The Complete Indenture includes, without limitation, the following covenants:
     (a) The HFA shall take all steps necessary to assure that all assets and revenues of any description pledged to the payment of the Program Bonds and all other bonds issued under the Complete Indenture shall be applied strictly in accordance with, and solely for the purposes and in the amounts specified and permitted by, the terms of the Complete Indenture.
     (b) The HFA shall not issue new bonds under the Complete Indenture in a variable rate demand, adjustable rate or auction rate mode, other than Program Bonds with Escrowed Proceeds at the Variable Rate and Construction Program Bonds.
     (c) With respect to the purchase, origination, enforcement and servicing of mortgage loans and mortgage backed securities (“MBS”), the HFA shall:
     (i) originate or cause to be originated, and, if applicable, purchased, mortgage loans and purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the Complete Indenture and any supplements thereto, and such other related documents by which the HFA is bound;
     (ii) cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, GNMA, FHA, Fannie Mae and Freddie Mac, as applicable;
     (iii) except as otherwise permitted by Treasury or the GSEs, diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
     (iv) diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the Program Bonds.
     (d) The HFA shall not issue any bonds senior in priority to the Program Bonds and the HFA hereby represents and warrants that the Program Bonds are at least equal in priority with respect to payment and security to the most senior Outstanding Bonds under the Complete Indenture.

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SCHEDULE D-3
DESCRIPTION OF PROGRAM BONDS
(MULTIFAMILY-ESCROW)
          Terms capitalized in this Schedule D-3 and not defined in Article 1 of this Agreement will have the meaning assigned to such terms in the Complete Indenture.
          In order to qualify as Eligible Bonds under the New Issue Bond Program, the Program Bonds, the related Complete Indenture and the HFA must satisfy the following requirements:
     1. Taxability: At issuance, the Program Bonds will be tax-exempt (exempt facility) bonds issued to finance qualified residential rental projects within the meaning of Section 142 of the Internal Revenue Code of 1986. If the Program Bonds do not satisfy the requirements of the foregoing sentence, then the HFA hereby certifies that it reasonably expects to have volume cap or alternative means of issuing tax-exempt bonds on a timely basis and in a manner which will permit the release of all Escrowed Proceeds (as defined below) by December 31, 2010, and will use its reasonable best efforts to obtain volume cap if necessary.
     2. Term: The Program Bonds are stated to mature on a maturity date that is:
     (a) not less than ten (10) years after the Pre-Settlement Date of the Program Bonds; and
     (b) not more than [thirty-two (32)] [thirty-four (34)] [forty-two (42)] years from the date of issuance of the Program Bonds.
     The HFA hereby certifies that all Program Bonds with a maturity in excess of thirty-two (32) years and less than thirty-four (34) years will fund loans pursuant to the Construction Program Bond program or will fund FHA-insured loans, and all Program Bonds with a maturity in excess of thirty-four (34) years will be used to fund FHA-insured loans.
     3. Sinking Fund: The Program Bonds are subject to mandatory sinking fund redemptions or are structured to pass through principal payments or principal prepayments on the underlying mortgage loans. The sinking fund redemption schedule or alternative redemption/prepayments requirements will be established and added to the Complete Indenture no later than the final Release Date. This schedule (or these redemption provisions) is required by the terms of the Complete Indenture to take into account anticipated underlying mortgage loan amortization and standard and customary practices in the industry.
     4. Escrow Requirement: The Complete Indenture provides that:
     (a) Certain of the net proceeds of the Program Bonds must be held in Escrow (as defined below) to the extent that, at issuance, the Program Bonds will not be tax-exempt.

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     (b) The net proceeds of all taxable Program Bonds must be escrowed (“Escrowed Proceeds”).
     (c) The Escrowed Proceeds will be held in escrow under the Complete Indenture (“Escrow”) pending the satisfaction of the requirements set forth in Section 4(e) below.
     (d) Escrowed Proceeds must be invested in such investments as permitted by Treasury and set forth in the Supplemental Indenture (“Permitted Escrow Investments”). Permitted Escrow Investments are pledged exclusively to the repayment of the Program Bonds unless and until there is a default under the Complete Indenture, in which case such funds will be applied as required by the Complete Indenture.
     (e) Escrowed Proceeds may be released from Escrow, subject to, among other things, the condition that the HFA delivers a bond counsel opinion to the HFA Trustee to the effect that interest on the Program Bonds related to the Escrowed Proceeds to be released is exempt from federal income taxation under Section 103 of the Code.
     (f) If any Escrowed Proceeds remain in Escrow on January 1, 2011, such Escrowed Proceeds must be used to redeem outstanding Program Bonds at par on February 1, 2011 (or an earlier date selected by the HFA).
     5. Minimum Rating: The Program Bonds have a long-term rating of not less than ‘A3’/‘A-’. The Complete Indenture provides that to the extent that the minimum rating threshold for the Program Bonds is not maintained while the proceeds thereof are Escrowed Proceeds, all proceeds that are still held in Escrow must be used to redeem a corresponding amount of Program Bonds.
     6. Interest Rate. The Complete Indenture provides that the interest rate on the Program Bonds, which shall be payable on each Interest Payment Date, will be determined as follows:
     (a) Each Pre-Conversion Bond which is not a Variable Rate Construction Program Bond shall bear interest at the Short-Term Rate from the Settlement Date to the related Conversion Date. The interest rate on some or all of the Pre-Conversion Bonds which are not Variable Rate Construction Program Bonds may be Converted on a Conversion Date to a Permanent Rate in accordance with the provisions thereof.
     (b) Each Pre-Conversion Bond which is a Variable Rate Construction Program Bond shall bear interest at the Short-Term Rate from the Settlement Date to the Release Date. From and after the Release Date to the Variable Rate Construction Program Bond Conversion Date, the Variable Rate Construction Program Bonds shall bear interest at the Construction Program Bond Variable Rate. On and after the Construction Program Bond Conversion Date, the interest rate on the Variable Rate Construction Program Bonds shall be the Permanent Rate.
For purposes of this Section 6, the following definitions are applicable:
          “Construction Program Bond Conversion Date” means the first day of the first month which is more than forty-eight (48) months after the Settlement Date.

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          “Construction Program Bond Variable Rate” means a variable rate equal to the sum of (i) the index of the weekly index rate resets of tax-exempt variable rate issues included in a database maintained by Municipal Market Data, a Thomson Financial Services Company, or its successors, which meet specific criteria established by The Securities Industry and Financial Markets Association, such index currently known as The Securities Industry and Financial Markets Association (SIFMA) Municipal Swap Index or any successor to such index plus (ii) 0.50% per annum.
          “Construction Program Bonds” means bonds designated by the HFA as Construction Program Bonds issued to finance a multifamily mortgage loan meeting the requirements of Section 7(a)(ii) below, which bonds mature less than thirty-four (34) years after the Settlement Date and which bear interest and having the terms set forth above. Construction Program Bonds may be either fixed rate Construction Program Bonds (which shall bear interest at the Permanent Rate on and after the Conversion Date) or Variable Rate Construction Program Bonds (which shall bear interest at the Construction Program Bond Variable Rate from and after the Release Date and at the Permanent Rate from and after the Construction Program Bond Conversion Date).
          “Conversion Date” means, with respect to all or a portion of Pre-Conversion Bonds that are converting to a Permanent Rate, the date two (2) months after the related Release Date; provided that there shall be no more than three (3) Conversion Dates.
          “Permanent Rate” means an interest rate per annum certified to the HFA Trustee by the Special Permanent Rate Advisor on or prior to the Release Date, which shall be equal to the sum of (i) the 10-year Constant Maturity Treasury Rate, as reported by Treasury as of the close of business on the Business Day immediately before the applicable Permanent Rate Calculation Date for Program Bonds, established by reference to the Daily Treasury Yield Curve Rates published by Treasury, currently available on its website at: http://www/ustreas.gov/offices/domestic-finance/debt-management/interest-rate/yield.shtml, plus (ii) the Spread.
          “Permanent Rate Calculation Date” means the date on which the Permanent Rate is calculated with respect to all or a portion of the Program Bonds, which shall be, with respect to each applicable portion of the Pre-Conversion Bonds, a date acceptable to the GSEs selected by the HFA on or prior to December 31, 2010.
          “Release Date” means such date or dates (not to exceed three (3) dates) on or prior to December 31, 2010 and which dates are acceptable to the GSEs, on which dates the requirements for release of the Escrowed Proceeds are satisfied.
          “Short-Term Rate” means (i) for the period from the Settlement Date to the applicable Release Date, the interest rate which produces an interest payment on such Release Date relative to the Program Bonds with respect to which Escrowed Proceeds are subject to release on such Release Date equal to Investment Earnings, and (ii) with respect to Program Bonds which are not Variable Rate Construction Program Bonds, from the Release Date to the Conversion Date, an interest rate equal to the sum of the Spread plus the lesser of (A) the Four Week T-Bill Rate as of the Business Day prior to the Release Date or (B) the Permanent Rate

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less the Spread. For purposes of this provision, “Investment Earnings” means total investment earnings on the portion of the Escrow Fund related to Program Bonds with respect to which a Release Date is occurring. [Alternatively, the HFA may elect a Short-Term Rate equal to a variable Four Week T-Bill Rate plus, after the Release Date, the Spread]
          “Special Permanent Rate Advisor” means State Street Bank and Trust Company, and any successor or assign designated by Treasury.
          “Spread” means (i) with respect to Program Bonds which are not Variable Rate Construction Program Bonds, additional per annum interest on the Program Bonds based upon the lowest bond rating of the Program Bonds effective as of the Permanent Rate Calculation Date under the Complete Indenture by the rating agencies rating the Program Bonds, as follows:

Rating	Additional Spread

‘Aaa’/‘AAA’	60 bps
‘Aa’/‘AA’	75 bps
‘A’	110 bps
and, (ii) with respect to Program Bonds which are Variable Rate Construction Program Bonds, additional per annum interest on the Variable Rate Construction Program Bonds based upon the lowest bond rating of the Program Bonds effective as of the Permanent Rate Calculation Date under the Complete Indenture by the rating agencies rating the Construction Program Bonds, as follows:

Rating	Additional Spread

‘Aaa’/‘AAA’	140 bps
‘Aa’/‘AA’	155 bps
‘A’	190 bps
          “Variable Rate Construction Program Bonds” means bonds designated by the HFA as Variable Rate Construction Program Bonds issued to finance a multifamily mortgage loan meeting the requirements of Section 7(a)(ii) below, which bonds mature no more than thirty-four (34) years after the Settlement Date and which bear interest and have the terms set forth above. Variable Rate Construction Program Bonds bear interest at the Construction Program Bond Variable Rate from and after the Release Date and at the Permanent Rate from and after the Construction Program Bond Conversion Date.
     7. Use of Proceeds:
     (a) The Complete Indenture provides that the proceeds of the Program Bonds must, except as provided in Section 7(b) or Section 7(c) below, be used only to:
     (i) acquire and finance the holding of Permitted Mortgage Loans; or

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     (ii) acquire and finance the holding of Permitted Mortgage Loans which are either (A) loans guaranteed by either GSE or (B) loans originated pursuant to underwriting criteria agreed to by the GSEs and which are financed with Program Bonds that the HFA elects to treat as Construction Program Bonds.
     (b) Proceeds of the Program Bonds may be spent to fund reasonably required reserves and pay costs of issuance of the Program Bonds in accordance with the requirements and limitations of applicable federal tax law.
     (c) Proceeds of the Program Bonds may be used to refund, as fixed rate bonds, any of the HFA’s outstanding variable rate debt (including auction rate securities) issued on or before October 19, 2009, so long as such debt, in turn, was issued to acquire and finance the holding of Permitted Mortgage Loans for projects that were initially financed on or after October 19, 2004 (proceeds used for the purpose described in this Section 7(c) may not exceed thirty (30%) of the principal amount of the Program Bonds; provided, however, that “replacement refundings” where proceeds of Program Bonds are exchanged dollar-for-dollar for unexpended tax exempt bond proceeds and/or mortgage loan prepayments shall not be considered a refunding for purposes hereof).
          For purposes of this Section 7, “Permitted Mortgage Loans” means (i) loans insured by FHA, including loans under the FHA risk-sharing program, (ii) loans guaranteed by GNMA, (iii) loans guaranteed by either GSE, and (iv) loans originated pursuant to underwriting criteria agreed to by the GSEs (which criteria are provided by the GSEs in writing for use in connection with the Program Bonds) which are either newly originated or refinanced as part of a refunding of variable rate debt of the HFA issued on or before October 19, 2009, which debt was issued to acquire and finance the holding of multifamily loans described in clauses (i)-(iv) above on or after October 19, 2004, so long as all such loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law.
     8. Issuance Limitation:
          The HFA hereby certifies that the principal amount of the Program Bonds does not exceed the amount allocated to the HFA under the Multifamily New Issue Bond Program.
     9. Redemption: The Complete Indenture provides that:
     (a) The Program Bonds are redeemable in whole or in part (in minimum denominations of $10,000 and integral multiples of $10,000 in excess thereof). Redemptions of Program Bonds may be made without premium or penalty.
     (b) Except as limited by tax law requirements, all proceeds of the Program Bonds, to the extent not used to fund Permitted Mortgage Loans, refund outstanding bond issues as provided in the Complete Indenture, pay Program Bond issuance expenses or fund related reserve accounts must be applied exclusively to the redemption of Program Bonds.
     (c) Except as limited by tax law requirements, a pro rata portion of all principal prepayments and other recoveries of principal received with respect to the mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to

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the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds or other bonds issued in conjunction with and secured by the Trust Estate on a parity with the Program Bonds.
     10. No Recycling: The Complete Indenture provides that all principal payments, principal prepayments and other recoveries of principal received with respect to the mortgage loans financed with the proceeds of the Program Bonds may not be recycled into new Permitted Mortgage Loans.
     11. Selected Covenants: The Complete Indenture includes, without limitation, the following covenants:
     (a) The HFA shall take all steps necessary to assure that all assets and revenues of any description pledged to the payment of the Program Bonds and all other bonds issued under the Complete Indenture shall be applied strictly in accordance with, and solely for the purposes and in the amounts specified and permitted by, the terms of the Complete Indenture.
     (b) The HFA shall not issue new bonds under the Complete Indenture in a variable rate demand, adjustable rate or auction rate mode, other than Program Bonds bearing a variable rate prior to conversion and Construction Program Bonds.
     (c) With respect to the purchase, origination, enforcement and servicing of Permitted Mortgage Loans, the HFA shall:
     (i) originate or cause to be originated, and, if applicable, purchased, mortgage loans and purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the Complete Indenture and any supplements thereto, and such other related documents by which the HFA is bound;
     (ii) cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, GNMA, FHA, Fannie Mae and Freddie Mac, as applicable;
     (iii) except as otherwise permitted by Treasury or the GSEs, diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
     (iv) diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the Program Bonds.
     12. Complete Indenture Trust Estate Limitations. The Complete Indenture contains a representation and warranty of the HFA to the effect that the Program Bonds are not secured on a subordinate or parity basis with any other bonds of the HFA secured, in whole or in part, with multifamily loans which are not Permitted Mortgage Loans. The Complete Indenture contains a covenant of the HFA that it will not issue bonds or other indebtedness senior to or on

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a parity with the Program Bonds which additional parity or senior bonds or indebtedness is secured, in whole or in part, with multifamily loans which are not Permitted Mortgage Loans.

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SCHEDULE D-4
DESCRIPTION OF PROGRAM BONDS
(MULTIFAMILY-IMMEDIATE FUNDING)
          Terms capitalized in this Schedule D-4 and not defined in Article 1 of this Agreement will have the meaning assigned to such terms in the Complete Indenture.
          In order to qualify as Eligible Bonds under the New Issue Bond Program, the Program Bonds, the related Complete Indenture and the HFA must satisfy the following requirements:
     1. Tax-exempt Status: The HFA hereby covenants that, at issuance, the Program Bonds will be tax-exempt (exempt facility) bonds issued to finance qualified residential rental projects within the meaning of Section 142 of the Internal Revenue Code of 1986.
     2. Term: The Program Bonds are stated to mature on a maturity date that is:
     (a) not less than ten (10) years after the Pre-Settlement Date of the Program Bonds; and
     (b) not more than [thirty-two (32)] [thirty-four (34)] [forty-two (42)] years from the date of issuance of the Program Bonds.
     The HFA hereby certifies that all Program Bonds with a maturity in excess of thirty-two (32) years and less than thirty-four (34) years will fund loans pursuant to the Construction Program Bond program or will fund FHA-insured loans, and all Program Bonds with a maturity in excess of thirty-four (34) years will be used to fund FHA-insured loans.
     3. Sinking Fund: The Program Bonds are subject to mandatory sinking fund redemption or are structured to pass through principal payments or principal prepayments on the underlying mortgage loans. The sinking fund redemption schedule (or alternative redemption/prepayment requirements) is contained in the Complete Indenture. The HFA hereby certifies that such schedule (or these redemption provisions) takes into account anticipated underlying mortgage loan amortization and standard and customary practices of the HFA.
     4. Minimum Rating: The Program Bonds have a long-term rating of not less than ‘A3’/’A-’.
     5. Interest Rate: The Complete Indenture provides that the Program Bonds (other than Construction Program Bonds) will bear interest at                      percent per annum. The rate is made up of the sum of (i)                      percent per annum, the index rate certified to the HFA by Treasury’s Agent, State Street Global Advisors, and (ii) a Spread of ___ bps based on the long-term rating described in Section 4 above. Interest shall be payable on each Interest Payment Date.

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     6. Construction Program Bonds: Each Program Bond which is a Variable Rate Construction Program Bond shall bear interest at the Construction Program Bond Variable Rate from the Settlement Date to the Construction Program Bond Conversion Date. Construction Program Bonds which are not Variable Rate Construction Program Bonds shall bear interest at the Permanent Rate on and after the Conversion Date. On and after the Construction Program Bond Conversion Date, the interest rate on the Variable Rate Construction Program Bonds shall be the Permanent Rate.
          For purposes of this Section 6, the following definitions are applicable:
          “Construction Program Bond Conversion Date” means the first day of the first month which is more than forty-eight (48) months after the Settlement Date.
          “Construction Program Bond Variable Rate” means a variable rate equal to the sum of (i) the index of the weekly index rate resets of tax-exempt variable rate issues included in a database maintained by Municipal Market Data, a Thomson Financial Services Company, or its successors, which meet specific criteria established by The Securities Industry and Financial Markets Association, such index currently known as The Securities Industry and Financial Markets Association (SIFMA) Municipal Swap Index or any successor to such index plus (ii) 0.50% per annum.
          “Construction Program Bonds” means bonds designated by the HFA as Construction Program Bonds issued to finance a multifamily mortgage loan meeting the requirements of Section 7(a)(ii) below guaranteed as to timely payment of principal and interest by a GSE, which bonds mature less than thirty-four (34) years after the Settlement Date and bearing interest and having the terms set forth above. Construction Program Bonds may be either fixed rate Construction Program Bonds (which shall bear interest at the Permanent Rate on and after the Conversion Date) or Variable Rate Construction Program Bonds (which shall bear interest at the Construction Program Bond Variable Rate on and after the Release Date and at the Permanent Rate on and after the Construction Program Bond Conversion Date).
          “Permanent Rate” means an interest rate per annum equal to ____ percent per annum. The rate is made up of the sum of (i) ____ percent per annum, the index rate certified to the HFA by Treasury’s agent, State Street Global Advisors, and (ii) a Spread of ___ bps based on the long-term rating described in Section 4 above.
          “Variable Rate Construction Program Bonds” means bonds designated by the HFA as Variable Rate Construction Program Bonds issued to finance a multifamily mortgage loan meeting the requirements of Section 7(a)(ii) below, which bonds mature no more than thirty-four (34) years after the Settlement Date and which bear interest and have the terms set forth above. Variable Rate Construction Program Bonds bear interest at the Construction Program Bond Variable Rate from and after the Release Date and at the Permanent Rate from and after the Construction Program Bond Conversion.
     7. Use of Proceeds:
     (a) The Complete Indenture provides that the proceeds of the Program Bonds must, except as provided in Sections 7(b) or (c) below, be used only to:

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     (i) acquire and finance the holding of Permitted Mortgage Loans; or
     (ii) acquire and finance the holding of Permitted Mortgage Loans which are either (A) loans guaranteed by either GSE or (B) loans originated pursuant to underwriting criteria agreed to by the GSEs and which are financed with Program Bonds that the HFA elects to treat as Construction Program Bonds.
     (b) Proceeds of the Program Bonds may be spent to fund reasonably required reserves and pay costs of issuance of the Program Bonds in accordance with the requirements and limitations of applicable federal tax law.
     (c) Proceeds of the Program Bonds may be used to refund, as fixed rate bonds, any of the HFA’s outstanding variable rate debt (including auction rate securities) issued on or before October 19, 2009, so long as such debt, in turn, was issued to acquire and finance the holding of Permitted Mortgage Loans for projects that were initially financed on or after October 19, 2004 (proceeds used for the purpose described in this Section 7(c) may not exceed thirty (30%) of the principal amount of the Program Bonds; provided, however, that “replacement refundings” where proceeds of Program Bonds are exchanged dollar-for-dollar for unexpended tax exempt bond proceeds and/or mortgage loan prepayments shall not be considered a refunding for purposes hereof).
          For purposes of this Section 7, “Permitted Mortgage Loans” means (i) loans insured by FHA, including loans under the FHA risk-sharing program, (ii) loans guaranteed by GNMA, (iii) loans guaranteed by either GSE, and (iv) loans originated pursuant to underwriting criteria agreed to by the GSEs (which criteria are provided by the GSEs in writing for use in connection with the Program Bonds) which are either newly originated or refinanced as part of a refunding of variable rate debt of the HFA issued on or before October 19, 2009, which debt was issued to acquire and finance the holding of multifamily loans described in clauses (i)-(iv) above on or after October 19, 2004, so long as all such loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law.
     8. Issuance Limitation:
The HFA hereby certifies that the principal amount of the Program Bonds does not exceed the amount allocated to the HFA under the Multifamily New Issue Bond Program.
     9. Redemption: The Complete Indenture provides that:
     (a) The Program Bonds are redeemable in whole or in part (in minimum denominations of $10,000 and integral multiples of $10,000 in excess thereof). Redemptions of Program Bonds may be made without premium or penalty.
     (b) Except as limited by tax law requirements, all proceeds of the Program Bonds, to the extent not used to fund Permitted Mortgage Loans, refund outstanding bond issues as provided in the Complete Indenture, pay Program Bond issuance expenses or fund related reserve accounts must be applied exclusively to the redemption of Program Bonds.

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     (c) Except as limited by tax law requirements, a pro rata portion of all principal prepayments and other recoveries of principal received with respect to the mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds or other bonds issued in conjunction with and secured by the Trust Estate on a parity with the Program Bonds.
     10. No Recycling: The Complete Indenture provides that all principal payments, principal prepayments and other recoveries of principal received with respect to the mortgage loans financed with the proceeds of the Program Bonds may not be recycled into new Permitted Mortgage Loans.
     11. Selected Covenants: The Complete Indenture includes, without limitation, the following covenants:
     (a) The HFA shall take all steps necessary to assure that all assets and revenues of any description pledged to the payment of the Program Bonds and all other bonds issued under the Complete Indenture shall be applied strictly in accordance with, and solely for the purposes and in the amounts specified and permitted by, the terms of the Complete Indenture.
     (b) The HFA shall not issue new bonds under the Complete Indenture in a variable rate demand, adjustable rate or auction rate mode, other than Program Bonds bearing a variable rate prior to conversion and Construction Program Bonds.
     (c) With respect to the purchase, origination, enforcement and servicing of Permitted Mortgage Loans, the HFA shall:
     (i) originate or cause to be originated, and, if applicable, purchased, mortgage loans and purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the Complete Indenture and any supplements thereto, and such other related documents by which the HFA is bound;
     (ii) cause all mortgage loans to be serviced pursuant to the servicing requirements of the HFA, GNMA, FHA, Fannie Mae and Freddie Mac, as applicable;
     (iii) except as otherwise permitted by Treasury or the GSEs, diligently take all steps necessary or desirable to enforce all terms of the mortgage loans, MBS, loan program documents and all such other documents evidencing obligations to the HFA; and
     (iv) diligently take all actions consistent with sound mortgage loan origination, purchase and servicing practices and principles as may be necessary to receive and collect sufficient revenues to pay debt service when due on the Program Bonds.
     12. Complete Indenture Trust Estate Limitations. The Complete Indenture contains a representation and warranty of the HFA to the effect that the Program Bonds are not

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secured on a subordinate or parity basis with any other bonds of the HFA secured, in whole or in part, with multifamily loans which are not Permitted Mortgage Loans. The Complete Indenture contains a covenant of the HFA that it will not issue bonds or other indebtedness senior to or on a parity with the Program Bonds which additional parity or senior bonds or indebtedness is secured, in whole or in part, with multifamily loans which are not Permitted Mortgage Loans.

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SCHEDULE D-5
DESCRIPTION OF PROGRAM BONDS
(SMALL ISSUE)
          Terms capitalized in this Schedule D-5 and not defined in Article 1 of this Agreement will have the meaning assigned to such terms in the Complete Indenture.
          In order to qualify as Eligible Bonds under the New Issue Bond Program, the Program Bonds, the related Complete Indenture and the HFA must satisfy the following requirements:
     1. Taxability: At issuance, the Program Bonds will be tax-exempt qualified mortgage bonds within the meaning of Section 143 of the Internal Revenue Code of 1986. If the Program Bonds do not satisfy the requirements of the foregoing sentence, then the HFA hereby certifies that the HFA reasonably expects to have volume cap or alternative means of issuing tax-exempt bonds on a timely basis and in a manner which will permit the release of all Escrowed Proceeds (as defined below) by December 31, 2010, and will use its reasonable best efforts to obtain volume cap if necessary.
     2. Small Issue Program Bonds: The Program Bonds are Program Bonds which satisfy each of the following requirements: (i) the Complete Indenture is required to be a “Permitted Single-Family Indenture”, which term is defined to mean an indenture with respect to which 100% of the mortgage assets held under the indenture are single-family mortgage backed securities, (ii) at issuance, the Program Bonds will have a long-term credit rating of ‘Aaa’/’AAA’ and (iii) the principal amount of the Program Bonds is not in excess of $25,000,000.
     3.  Term: The Program Bonds are stated to mature on a maturity date that is:
     (a) not less than ten (10) years after the Pre-Settlement Date of the Program Bonds; and
     (b) not more than thirty-two (32) years from the Pre-Settlement Date of the Program Bonds.
     4. Sinking Fund: The Program Bonds are subject to mandatory sinking fund redemptions or are structured to pass through principal payments or principal prepayments on the underlying MBS. The sinking fund redemption schedule or alternative redemption/prepayment requirements will be established and added to the Complete Indenture no later than the final Release Date. This schedule (or these redemption provisions) is required by the terms of the Complete Indenture to take into account anticipated underlying mortgage loan amortization and standard and customary practices of the HFA.
     5. Escrow Requirement: The Complete Indenture provides that:
     (a) Certain of the net proceeds of the Program Bonds must be held in Escrow (as defined below) to the extent that, at issuance, the Program Bonds will not be tax-exempt.

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     (b) The net proceeds of all taxable Program Bonds must be escrowed (“Escrowed Proceeds”).
     (c) The Escrowed Proceeds will be held in escrow under the Complete Indenture (“Escrow”) pending the satisfaction of the requirements set forth in Section 4(e) below.
     (d) Escrowed Proceeds must be invested in such investments as permitted by Treasury and set forth in the Supplemental Indenture (“Permitted Escrow Investments”). Permitted Escrow Investments are pledged exclusively to the repayment of the Program Bonds unless and until there is a default under the Complete Indenture, in which case such funds will be applied as required by the Complete Indenture.
     (e) Escrowed Proceeds may be released from Escrow, subject to, among other things, the condition that the HFA delivers a bond counsel opinion to the HFA Trustee to the effect that interest on the Program Bonds related to the Escrowed Proceeds to be released is exempt from federal income taxation under Section 103 of the Code.
     (f) If any Escrowed Proceeds remain in Escrow on January 1, 2011, such Escrowed Proceeds must be used to redeem outstanding Program Bonds at par on February 1, 2011 (or an earlier date selected by the HFA).
     6. Minimum Rating: The Program Bonds have a long-term rating of “AAA”/“Aaa”. The Complete Indenture provides that to the extent that such rating for the Program Bonds is not maintained while the proceeds thereof are Escrowed Proceeds, all proceeds that are still held in Escrow must be used immediately to redeem a corresponding amount of Program Bonds.
     7. Interest Rate: The Complete Indenture provides that each Pre-Conversion Bond shall bear interest at the Short-Term Rate from the Settlement Date to the related Conversion Date. The interest rate on some or all of the Pre-Conversion Bonds may be Converted on a Conversion Date to a Permanent Rate in accordance with the provisions thereof. Interest shall be payable on each Interest Payment Date. The capitalized terms used herein and not otherwise defined shall have the following definitions:
          “Conversion Date” means, with respect to all or a portion of Pre-Conversion Bonds that are converting to a Permanent Rate, the date three (3) months after the related Release Date; provided that there shall be no more than three (3) Conversion Dates.
          “Four Week T-Bill Rate” means the interest rate for Four Week Treasury Bills (secondary market) as reported by the Federal Reserve on its website at the following internet address -http://www.federalreserve.gov/releases/h15/update/h15upd.htm.
          “Permanent Rate” means an interest rate per annum certified to the HFA Trustee by the Special Permanent Rate Advisor on or prior to the Release Date, which shall be equal to the sum of the 10-year Constant Maturity Treasury rate, as reported by Treasury as of the close of business on the Business Day immediately before the applicable Permanent Rate Calculation Date for Program Bonds, established by reference to the Daily Treasury Yield Curve Rates published by Treasury, currently available on its website

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at:http://www/ustreas.gov/offices/domestic-finance/debt-management/interest-rate/yield.shtml, plus (ii) the Spread.
          “Permanent Rate Calculation Date” means the date on which the Permanent Rate is calculated with respect to all or a portion of the Program Bonds, which shall be, with respect to each applicable portion of the Pre-Conversion Bonds, either (i) a date selected by the HFA and acceptable to the GSEs prior to the Settlement Date or (ii) dates selected by the HFA and acceptable to the GSEs on or prior to December 31, 2010 by delivery of a release certificate as described in the Complete Indenture.
          “Pre-Conversion Bonds” means Program Bonds for which the interest rate has not been the subject of a Conversion.
          “Release Date” means such date or dates (not to exceed three (3) dates) on or prior to December 31, 2010 and which dates are acceptable to the GSEs, on which dates the requirements under the Complete Indenture are met.
          “Short-Term Rate” means, (i) for the period from the Settlement Date to the applicable Release Date, the interest rate which produces an interest payment on such Release Date relative to the Program Bonds with respect to which Escrowed Proceeds are subject to release on such Release Date equal to Investment Earnings, and (ii) from the Release Date to the Conversion Date, an interest rate equal to the sum of the Spread plus the lesser of (A) the Four Week T-Bill Rate as of the Business Day prior to the Release Date or (B) the Permanent Rate less the Spread. For purposes of this provision, “Investment Earnings” means total investment earnings on the portion of the Escrow Fund related to Program Bonds with respect to which a Release Date is occurring. [Alternatively, the HFA may elect a Short-Term Rate equal to a variable Four Week T-Bill Rate plus, after the Release Date, the Spread]
          “Spread” means additional per annum interest on the Program Bonds equal to sixty (60) bps.
     8. Use of Proceeds.
     (a) The Complete Indenture provides that, except as provided in Section 8(b) below, the proceeds of the Program Bonds must be used only (i) to acquire and finance the holding of single-family MBS, so long as all underlying loans are eligible to be financed on a tax-exempt basis under applicable federal income tax law (“eligible loans”) or (ii) to fund reasonably required reserves and pay costs of issuance of the Program Bonds in accordance with the requirements and limitations of applicable federal tax law.
     (b) Proceeds of the Program Bonds may be used to refund, as fixed rate bonds, any of the HFA’s variable rate debt (including auction rate securities) issued and outstanding prior to October 19, 2009 or to refund an issue that did so, so long as such debt was, in turn, issued to acquire and finance the holding of MBS with underlying eligible loans, the use of proceeds for such a refunding purpose shall be limited to thirty percent (30%) of the net proceeds of the Program Bonds; the restrictions on refundings herein shall not apply to either (A) the repayment of “warehouse credit lines” used to acquire MBS or (B) “replacement refundings” where

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proceeds of Program Bonds are exchanged dollar-for-dollar for unexpended tax exempt bond proceeds and/or mortgage loan prepayments.
     9. Issuance Limitation: The HFA hereby certifies that the principal amount of the Program Bonds does not exceed $25,000,000 and the amount allocated to the HFA under the Single-Family New Issue Bond Program.
     10. Redemption: The Complete Indenture provides that:
     (a) The Program Bonds are redeemable in whole or in part (in minimum denominations of $10,000 and integral multiples of $10,000 in excess thereof). Redemptions of Program Bonds may be made without premium or penalty.
     (b) Except as limited by tax law requirements, all proceeds of the Program Bonds, to the extent not used to acquire MBS, refund outstanding bond issues as herein provided, pay Program Bond issuance expenses or fund related reserve accounts, must be applied exclusively to the redemption of Program Bonds.
     (c) Except as limited by tax law requirements, a pro rata portion of all principal prepayments and other recoveries of principal received with respect to the mortgage loans or mortgage backed securities financed with the proceeds of the Program Bonds must be applied to the redemption of the Program Bonds, to the extent not used to pay scheduled principal, interest, or sinking fund redemptions on Program Bonds or other bonds issued in conjunction with and secured by the Trust Estate on a parity with the Program Bonds.
     11. No Recycling: The Complete Indenture provides that all principal payments, principal prepayments and other recoveries of principal received with respect to the mortgage loans financed with the proceeds of the Program Bonds may not be recycled into new mortgage loans or MBS.
     12. Selected Covenants: The Complete Indenture includes, without limitation, the following covenants:
     (a) The HFA shall take all steps necessary to assure that all assets and revenues of any description pledged to the payment of the Program Bonds and all other bonds issued under the Complete Indenture shall be applied strictly in accordance with, and solely for the purposes and in the amounts specified and permitted by, the terms of the Complete Indenture.
     (b) The HFA shall not issue new bonds under the Complete Indenture in a variable rate demand, adjustable rate or auction rate mode, other than Program Bonds with Escrowed Proceeds at the Short-Term Rate.
     (c) With respect to the purchase, origination, enforcement and servicing of mortgage backed securities (“MBS”), the HFA shall:
     (i) purchase, or cause to be purchased, MBS in a manner consistent with applicable state law, the Complete Indenture and any supplements thereto, and such other related documents by which the HFA is bound; and

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     (ii) except as otherwise permitted by Treasury or the GSEs, diligently take all steps necessary or desirable to enforce all terms of the MBS and all such other documents evidencing obligations to the HFA.
     (d) The HFA shall not issue any bonds senior in priority to the Program Bonds and the HFA hereby represents and warrants that the Program Bonds are at least equal in priority with respect to payment and security to the most senior Outstanding Bonds under the Complete Indenture.

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